Exhibit 3.1 (f)

RESTATED ARTICLES OF INCORPORATION
OF
RYDER SYSTEM, INC.
(Conformed copy incorporating all amendments through May 2, 2014)
The within Restated Articles of Incorporation were duly adopted by the Board of Directors of this Corporation on November 8, 1985. The said Restated Articles of Incorporation only restate and integrate the Articles of Incorporation of this Corporation, as originally filed with the Secretary of State of the State of Florida on March 22, 1955, together with all duly adopted amendments thereto and do not further amend the provisions of the Articles of Incorporation of this Corporation as heretofore amended; and there is no discrepancy between the provisions of the within Restated Articles of Incorporation and the provisions of the Articles of Incorporation of this Corporation as originally filed and heretofore amended, except that the Restated Articles of Incorporation omit Article VII, Article X, Article XI and Article XII of the Articles of Incorporation of this Corporation as originally filed, which Articles specify the amount of capital to begin the business, name the initial board of directors, officers, and subscribers for shares.
ARTICLE 1
NAME OF CORPORATION

The name of this Corporation shall be:
RYDER SYSTEM, INC.

ARTICLE II
GENERAL NATURE OF BUSINESS

The general nature of the business and the objects and purposes proposed to be transacted and carried on, are to do any and all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in connection therewith to have all powers given and granted unto corporations under Chapter 608.13 of the Compiled General Laws of Florida, 1959, and to any other rights and powers vested in corporation, for profit under Chapter 28170 of the Laws of Florida, 1959, or as may be granted under any amendments thereto at any time hereafter. Without excluding any of the general powers or rights to conduct the general nature of the business or businesses above described, this Corporation shall specifically have the right to buy and sell real estate, engage in the business of common carrier by motor vehicle, to lease and rent motor vehicles and other equipment, to buy and hold stocks in other corporations, to render management services and to perform each and every act authorized for corporations under the laws of the State of Florida, not specifically reserved for special and chartered corporations such as banking and trust companies or other corporations which require special incorporation and approval under the other statutes of this State.
ARTICLE III
CAPITAL STOCK

1.    The total number of shares of capital stock which the Corporation shall have authority to issue is 403,800,917 shares, of which a maximum of 400,000,000 shares shall be common stock having a par value of $.50 each (hereinafter called "Common Stock"), and a maximum of 3,800,917 shares shall be preferred stock, without par value (hereinafter called "Preferred Stock"). Any stock of this Corporation having any preference or priority over the Common Stock whether presently authorized or outstanding is sometimes hereinafter called “Preference Stock”.
2.    The shares of Preferred Stock may be divided and issued in series from time to time, as herein provided, each of such series to be distinctly designated.
3.    The holders of Preferred Stock shall have such relative rights with regard to voting power as shall be stated with respect to each of such series in the resolutions providing for the issue of such stock adopted by the Board of Directors of this Corporation except for the holders of the Series A Preferred Stock and the Series B Preferred Stock hereinafter referred to, who shall be entitled to two votes for each share held; and except as otherwise stated in this paragraph or by law provided, shall vote with the Common Stock as one class.
So long as any shares of Preferred Stock are outstanding and unless the vote or consent of a greater number of shares of Preferred Stock shall then be required by law, the consent of the holders of a majority of the Preferred Stock of each series at the time outstanding given in person or by proxy either in writing or at a meeting or meetings at which the holders of each such series of Preferred Stock shall vote separately as a class shall (except as hereinafter in this paragraph provided) be necessary for effecting or validating any one or more of the following:
(a)The authorization or creation of any additional class of Preference Stock ranking equal to or prior to the Preferred Stock either as to payment of dividends or the distribution of assets, or any stock or obligation convertible into or evidencing the right to purchase any Preference Stock of such additional class; or the authorization of any increase in authorized amounts of any such additional class of Preference Stock or such obligations.

(b)Any increase in the amount of the total authorized shares of Preferred Stock.

(c)The amendment, alteration or repeal of any of the provisions hereof pertaining to the rights, privileges or preferences of such series of Preferred Stock; provided, however, no such consent shall be required in connection with any reduction of the authorized amount of Preferred Stock of such series not in excess of any amount of such series to be retired or redeemed and not previously made the basis for any such reduction.

(d)The merger or consolidation of the Corporation with or into any other corporation or the sale of all or substantially all of the assets of the Corporation in exchange for stock or securities of another corporation unless (1) the resulting or surviving corporation will have, after such merger or consolidation or sale of assets, no stock either authorized or outstanding (except such stock of the Corporation as may have been authorized or outstanding immediately preceding such merger, consolidation or sale of such stock of the resulting or surviving corporation as may be issued in exchange therefor) ranking prior to the Preferred Stock, or to the stock of the resulting or surviving corporation issued in exchange therefor, in respect of payment of dividends or distribution of assets, and (2) the merger or consolidation results in no change in the rights, privileges or preferences of such series of Preferred Stock or the resulting or surviving corporation issued in exchange therefor.

4.    There is hereby created a series of Preferred Stock designated as “Series A $5 Cumulative Convertible Preferred Stock”, without par value, consisting of 190,012 shares of the Preferred Stock and hereinafter called “Series A Preferred Stock”. Except as to voting rights, which are set forth above, the rights, powers, preferences and privileges of the Series A Preferred Stock and the qualifications, limitations and restrictions thereof shall be as follows:
(a)    Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the payment of dividends, cash dividends at the rate of $5 per annum per share, and no more, payable quarterly on the first business day following the last day of the months of March, June, September and December of each year for the respective three-month periods ending with such months. The Board of Directors may fix in advance a date not more than 15 days nor less than 5 days preceding any dividend payment date as a record date for determination of the holders of the Series A Preferred Stock entitled to receive any such dividend. Dividends shall accrue on each share of the Series A Preferred Stock from the date of original issue and shall be cumulative quarterly, so that if at any time dividends at the rate of $5 per annum on each share dividends at the rate of $5 per annum on each share shall not have been declared and paid, or set apart for payment, for all preceding quarterly dividend periods from and after the date of issue, the deficiency shall be declared and paid, or set apart for payment, but without interest, before any cash dividend shall be declared and paid, or set apart for payment, on the Common Stock or on any class of stock ranking junior to the Series A Preferred Stock, and before any assets which are by law available for the payment of dividends shall be paid or set apart for the purchase or redemption of any shares of Preferred Stock or for the purchase or redemption of any shares of any class of stock ranking junior to the Series A Preferred Stock.

(b)    Redemption. The Corporation, by action of its Board of Directors, may redeem, out of any of its funds which may be lawfully used therefor, all or any part of the Series A Preferred Stock, at any time or from time to time, but in no event less than five years from the issuance of any of such shares, at a redemption price equal to $100 per share plus all unpaid dividends accrued to the redemption date. In the event the Corporation shall determine to redeem less than all of the shares of Series A Preferred Stock then outstanding, the Board of Directors shall determine the shares of Series A Preferred Stock so to be redeemed by lot or pro rate or by any other means which the Board of Directors deems equitable. Notice of any proposed redemption of the Series A Preferred Stock shall be given by the Corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses appearing on the books of the Corporation and by the publication of such notice once a week for two successive weeks in a newspaper or general circulation, published in English, in the City of Detroit, Michigan, the first publication to be made not less than 30 days before the date fixed for redemption. Each such notice of redemption shall specify the date fixed for redemption, the redemption price, and the place where payment of the redemption price is to be made, and shall also state the date on which the right to convert the shares of Series A Preferred Stock to be redeemed will terminate and the current rate at which shares of said Series A Preferred Stock may be converted into Common Stock as hereinafter provided. If such notice of redemption shall have been duly given as aforesaid and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption so as to be and continue to be available therefor, then from and after the redemption date, notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed to be outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption so designated and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate except for the right of the holders thereof to receive the redemption price of such shares but without interest thereon.

(c)    Rights on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to be paid in full, out of the assets of the Corporation available for distribution to the stockholders, the sum of $100 per share, plus an amount equal to all accrued and unpaid dividends to the time of such payment, before any of the assets of the Corporation shall be distributed to the holders of the Common Stock or of any other stock ranking junior to the Series A Preferred Stock. If upon any such dissolution, liquidation or winding up of the Corporation the assets distributable among the holders of the stock of the Corporation shall be insufficient to permit the payment in full of the preferential amounts payable as aforesaid to the holders of the Series A Preferred Stock and the payment in full of the preferential amounts payable to the holders of all other Preference Stock ranking on a parity with respect to liquidation with the Series A Preferred Stock (which preferential amounts shall have been fixed in the Certificate of Incorporation of the Corporation or determined by the Board of Directors of the Corporation at or before the issuance of such other class or series of Preference Stock), then all of such assets of the Corporation shall be distributed among the holders of all of such Preference Stock then outstanding, ratably in proportion to the full preferential amounts to which they shall be entitled respectively. A consolidation or merger of the Corporation with or into any other corporation, or the sale or transfer by the Corporation of all or any part of its assets in exchange for stock or other securities of the purchaser, shall not be deemed to be a liquidation or dissolution for the purposes of this subparagraph.

(d)    Conversion Privilege. Each holder of a share of Series A Preferred Stock shall have the right at any time, or as to any such share called for redemption, at any time prior to the close of business on the third business day preceding the date fixed for redemption, to convert such share into fully paid and non-assessable shares of Common Stock of the Corporation upon the following terms and conditions:

(i)    In order to exercise the conversion privilege, the holder of any shares of Series A Preferred Stock to be converted shall surrender the certificate or certificates therefor to the transfer agent of the Corporation for such Preferred Stock at offices which the Corporation shall cause to be maintained in the Borough of Manhattan, City of New York, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation), together with a written request for conversion.

As soon as practicable after the surrender of such certificates as provided above, the Corporation shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of full shares of Common Stock issuable hereunder upon the conversion of such Preferred Stock, and cash, as provided in subparagraph (v) hereof, in respect of any fraction of a share of Common Stock, issuable upon such conversion. Such conversion shall be deemed to have been effected on the date on which the certificates for such Preferred Stock have been surrendered as provided above, and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares represented thereby.
(ii)    No adjustment or allowances shall be made for dividends on Preferred Stock surrendered for conversion, whether accrued, accumulated or otherwise.
(iii)    Each share of Series A Preferred Stock shall initially be convertible into two and one-half (2.5) shares of Common Stock, par value One Dollar and Twenty-Five Cents ($1.25) each, of the Corporation, and such conversion ratio shall continue until adjusted as hereinafter provided:

(A)    In the event of reduction or split of the Common Stock or the issuance of any stock dividend by the Corporation in shares of Common Stock, the conversion ratio shall be adjusted accordingly, and such adjustment shall become effective immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or to receive or be affected by such split or reduction, as the case may be.

(B)    In the case of any other recapitalization or reclassification of the Common Stock, or any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist, to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such recapitalization, reclassification, consolidation, merger, sale or conveyance by the holder of the number of shares of Common Stock (whether whole or fractional) of the Corporation into which such share of Series A Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale or conveyance; and effective provisions shall be made in the Certificate of Articles of Organization or Incorporation of the resulting or surviving corporation or otherwise so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion at the Series A Preferred Stock remaining outstanding or other convertible preferred stock received by the holders in place thereof; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the

Series A Preferred Stock remaining outstanding or other convertible preferred stock received by the holders in place thereof shall be entitled to receive pursuant to the provisions hereof, and to make provisions for protection of the conversion right as above provided.

(C)    Any conversion ratio determined or adjusted as herein provided shall remain in effect until further adjustment as required herein.

(iv)    If the Corporation shall grant to the holders of its Common Stock any rights to subscribe for or purchase any shares of capital stock of any class or any securities convertible into shares of capital stock of any class, it shall afford the holders of the Series A Preferred Stock the same rights with respect to such grant as they would have been entitled to receive as holders of the Common Stock had they converted their shares of Series A Preferred Stock into shares of Common Stock as of the record date for the granting of such rights.

(v)    No fractional shares of Common Stock shall be issued upon conversion of any Preferred Stock, but in lieu of fractional shares the Corporation shall pay an amount in cash equal to the current market value of such fractional interest, computed on the basis of the last reported sale price of the Common Stock on the New Stock Exchange prior to the date of conversion.

(vi)    After any adjustment of the conversion rate has been made pursuant to subparagraph (iii) hereof, the Corporation shall, as soon as possible and in any event no later than 30 days after such adjustment, file with each transfer agent of such Preferred Stock and the Common Stock a certificate signed by the President or a Vice President of the Corporation, setting forth in reasonable detail the facts requiring the adjustment of the conversion rate and specifying the adjusted conversion rate (or, if the adjustment results in a change in the kind of securities or other property issuable, specifying such securities or other property).

(vii)    As long as any of the Series A Preferred Stock remains outstanding, the Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of all outstanding shares of such Preferred Stock.

(viii)    In case of the voluntary dissolution, liquidation, or winding up of the Corporation, all conversion rights of the holders of the Series A Preferred Stock shall terminate on a date fixed by the Board of Directors but not more than 30 days prior to the record date for determining the holders of the Common Stock entitled to receive any distribution upon such dissolution, liquidation, or winding up. The Corporation shall cause notice of the proposed action, and of the date of termination of conversion rights, to be mailed to the holders, of record of the Series A Preferred Stock not later than 30 days prior to the date of such termination, and shall promptly give similar notice to each transfer agent for such Preferred Stock and for the Common Stock. Such notice shall also state the conversion rate then in effect. A consolidation or merger of the Corporation with or into any other corporation or a sale of all or substantially all of the assets of the Corporation for stock or securities of another corporation shall not constitute a dissolution, liquidation or winding up of the Corporation for the purposes of this subparagraph.

(ix)    All certificates of Series A Preferred Stock surrendered for conversion as provided herein shall be cancelled and retired in the manner provided by law and no further Preferred Stock shall be issued in lieu thereof.

(x)    The exercise of the conversion privilege shall be subject to such regulations, not inconsistent with the foregoing provisions, as may from time to time be adopted by the Board of Directors of the Corporation.

(xi)    All shares of Common Stock issued upon the conversion of the Series A Preferred Stock shall be validly issued and outstanding and fully paid and non-assessable, and the Corporation shall pay all issue taxes payable in respect thereof. The Corporation shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issuance and delivery of certificates of Common Stock in a name other than that of the holder of the Preferred Stock converted.

(e)    Sinking Fund. The shares of Series A Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of such Preferred Stock.

5.    The voting rights, except as to holders of Series A Preferred Stock and Series B Preferred Stock, which shall be as stated in Paragraph 3 of this Article III, and the designations, preferences and other rights and limitations or restrictions of the one or more series of Preferred Stock other than Series A Preferred Stock shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such other series. Such resolution or resolutions shall (a) fix the designation of such series; (b) fix the number of shares to be included in such series; (c) fix the dividend rights of holders of shares of such series including the dividend rate, the dividend periods and payment dates, the conditions upon which the dividends will be paid and whether the dividends shall be cumulative; (d) fix the voting rights of holders of shares of such series; (e) fix the price at which and the terms on which stock of such series may be redeemed if the shares of such other series are to be redeemable, including the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; (f) fix the amount ($100 per share unless the Board of Directors shall fix a lesser amount) which shall be paid to the holders of the shares of such other series in case of dissolution or any distribution of assets; and (g) fix the rights, if any, of the holders of shares of such other series to convert the same into or purchase Common Stock.
All shares of any one series of Preferred Stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the date from which dividends thereon shall accumulate and the date from which the shares may be redeemed; and all series of Preferred Stock shall be identical in all respect except as to voting rights of holders of Series A Preferred Stock and Series B Preferred Stock set forth in Paragraph 3 and except as to the designations, voting rights, preferences, and other rights and limitations or restrictions of other series of Preferred Stock which pursuant to this Paragraph 5 may be specified with respect to each series by the respective resolutions of the Board of Directors providing for such Series, and shall rank equally.

5.1    There is hereby created a series of Preferred Stock designated as “Series B $1.76 Cumulative Convertible Preferred Stock” without par value, consisting of 9,091 shares of the Preferred Stock and hereinafter called “Series B Preferred Stock”. Except as to voting rights, which are set forth in Article III, Paragraph 3 of the Certificate of Incorporation of the Corporation, the rights, powers, preferences and privileges of the Series B Preferred Stock and the qualifications, limitations and restrictions thereof shall be as follows:
(a)    Dividends. The holders of the Series B Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the payment of dividends, cash dividends at the rate of $1.76 per annum per share, and no more, payable quarterly on the first business day following the last day of the months of March, June, September and December of each year for the respective three-month periods ending with such months. The Board of Directors may fix in advance a date not more than 15 days nor less than 5 days preceding any dividend payment date as a record date for determination of the holders of the Series B Preferred Stock entitled to receive any such dividend. Dividends shall accrue on each share of the Series B Preferred Stock from the date of original issue and shall be cumulative quarterly, so that if at any time dividends at the rate of $1.76 per annum on each share shall not have been declared and paid, or set apart for payment, for all preceding quarterly dividend periods from and after the date of issue, the deficiency shall be declared and paid, or set apart for payment, but without interest, before any cash dividend shall be declared and paid, or set apart for payment on the Common Stock or on any class of stock ranking junior to the Series B Preferred Stock, and before any assets which are by law available for the payment of dividends shall be paid or set apart for the purchase or redemption of any shares of any class of stock ranking junior to the Series B Preferred Stock.

(b)    Redemption

(i)    The Corporation, by action of its Board of Directors, may redeem, out of any of its funds which may be lawfully used therefor, all or any part of the Series B Preferred Stock, at any time or from time to time, but in no event less than five years from the issuance of any of such shares, at a redemption price equal to $44.00 per share plus all unpaid dividends accrued to the redemption date. In the event the Corporation shall determine to redeem less than all the shares of Series B Preferred Stock then outstanding, the Board of Directors shall determine the shares of Series B Preferred Stock so to be redeemed by lot or pro rata or by any other means which the Board of Directors deems equitable. Notice of any proposed redemption of the Series B Preferred Stock shall be given by the Corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the Series B Preferred Stock to be redeemed at their respective addresses appearing on the books of the Corporation and by publication of such notice once a week for two successive weeks in a newspaper of general circulation, published in English, in the City of Miami, Florida, the first publication to be made not less than 30 days before the date fixed for redemption. Each such notice of redemption shall specify the date fixed for redemption, the redemption price, and the place where payment of the redemption price is to be made, and shall also state the date on which the right to convert the shares of Series B Preferred Stock to be redeemed shall terminate and the current rate at which shares of said Series B Preferred Stock may be converted into Common Stock shall have been duly given as aforesaid and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption so as to be and continue to be available therefor, then from and after the redemption date, notwithstanding that any certificate for shares of Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed to be outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption so designated and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate except for the right to the holders thereof to receive the redemption price of such shares but without interest thereon.

(ii)    The Corporation, by action of its Board of Directors, may redeem all of the shares of Series B Preferred Stock at any time during the five year period commencing with the issuance of such shares by issuing in exchange therefor shares of the Common Stock of the Corporation in compliance with the requirements of Section 608.15 and 608.18(7)(b) Florida Statutes, provided, however, that such redemption may be made only if (A) the closing price per share of the Corporation’s Common Stock on the New York Stock Exchange for each of the 30 business days preceding the giving of notice of such redemption, equals or exceeds an amount determined by dividing $88.00 by the number of shares of Common Stock of the Corporation into which each share of such Series B Preferred Stock is convertible pursuant to subparagraph (d) (iii) of this paragraph 5.1 at the date of the notice of such redemption; and (B) the Corporation pays or provides for the payment of all dividends on the Series B Preferred Stock accumulated and accrued through the effective date of redemption.

Notice of any such redemption of the Series B Preferred Stock shall be given by Corporation by mailing a copy of such notice to the holders of record of the Series B Preferred Stock at their respective addresses appearing on the books of the Corporation. The effective date of such redemption (hereinafter called “effective date”) shall be the last day of the calendar quarter in which such notice is given.
Each of the shares of Series B Preferred Stock issued and outstanding on the effective date, shall upon said effective date forthwith be converted into the number of fully paid and non-assessable shares of Common Stock of the Corporation as shall be determined by the conversion ratio in effect on the effective date under the provisions of subparagraph (d) (iii) of this paragraph 5.1 and each holder of shares of Series B Preferred Stock shall, upon surrender of his certificate or certificates for the same to the transfer agent of the Corporation for such Series B Preferred Stock at offices which the Corporation shall cause to be maintained in the City of Miami, State of Florida, receive in exchange therefor certificates representing the number of whole shares of Common Stock of the Corporation into which such shares of Series B Preferred Stock issued and outstanding upon said effective date shall be deemed to represent the shares of Common Stock of the Corporation into which such shares of Series B Preferred Stock issued and outstanding upon said effective date have been converted.

No fractional shares shall be issued upon the redemption of the Series B Preferred Stock under this subparagraph (b)(ii) but in lieu of fractional shares the Corporation shall pay an amount in cash equal to the current market value of the Common Stock on the New York Stock Exchange prior to the effective date of the redemption.
Upon the effective date of redemption under this subparagraph (b) (ii), the Series B Preferred Stock shall be deemed cancelled and retired and no further shares of Series B Preferred Stock shall be issued in lieu thereof.
All shares of Common Stock issued upon the redemption of the Series B Preferred Stock shall be validly issued and outstanding and fully paid and non-assessable, and the Corporation shall pay all issue taxes payable in respect thereof.
(c)    Rights on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series B Preferred Stock shall be entitled to be paid in full, out of the assets of the Corporation available for distribution to stockholders, the sum of $44.00 per share, plus an amount equal to all accrued and unpaid dividends to the time of such payment, before any of the assets of the Corporation shall be distributed to the holders of the Common Stock or of any other stock ranking junior to the Series B Preferred Stock. If upon any such dissolution, liquidation or winding up of the Corporation the assets distributable among the holders of the stock of the Corporation shall be insufficient to permit the payment in full of the preferential amounts payable as aforesaid to the holders of the Series B Preferred Stock and the payment in full of the preferential amounts payable to the holders of all other Preference Stock ranking on a parity with respect to liquidation with the Series B Preferred Stock (which preferential amounts shall have been fixed in the Certificate of Incorporation of the Corporation or determined by the Board of Directors of the Corporation at or before the issuance of such other class or series of Preference Stock), then all such assets of the Corporation shall be distributed among the holders of all of such Preference Stock then outstanding, ratably in proportion to the full preferential amounts to which they shall be entitled respectively. A consolidation or merger of the Corporation with or into any other corporation, or the sale or transfer by the Corporation of all or any part of its assets in exchange for stock or other securities of the purchaser, shall not be deemed to be a liquidation or dissolution for the purposes of this subparagraph.

(d)    Conversion Privilege. Each holder of a share of Series B Preferred Stock shall have the right at any time, or, as to any such share called for redemption, at any time prior to the close of business on the third business day preceding the date fixed for redemption, to convert such share into fully paid and non-assessable shares of Common Stock of the Corporation upon the following terms and conditions:

(i)    In order to exercise the conversion privilege, the holder of any shares of Series B Preferred Stock to be converted shall surrender the certificate or certificates therefor to the transfer agent of the Corporation for such Preferred Stock at offices which the Corporation shall cause to be maintained in the City of Miami, State of Florida, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation), together with a written request for conversion.

As soon as practicable after the surrender of such certificates as provided above, the Corporation shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of full shares of Common Stock issuable hereunder upon the conversion of such Preferred Stock, and cash, as provided in subparagraph (v) hereof, in respect of any fraction of a share of Common Stock, issuable upon such conversion. Such conversion shall be deemed to have been effected on the date on which the certificates for such Preferred Stock have been surrendered as provided above, and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares represented thereby.
(ii)    No adjustment or allowance shall be made for dividends on Preferred Stock surrendered for conversion, whether accrued, accumulated or otherwise.

(iii)    The conversion ratio at which Common Stock, par value $1.25, of the Corporation shall be issuable upon conversion of the Series B Preferred Stock shall be as follows (subject to adjustment as hereinafter provided);

.909 shares of Common Stock ($1.25 par value) for each share of Preferred Stock with respect to any conversion during the period commencing January 31, 1970 and ending January 30, 1971;
.826 shares of Common Stock ($1.25 par value) for each share of Series B Preferred Stock with respect to any conversion during the period commencing January 31, 1971 and ending January 30, 1973;
.751 shares of Common Stock ($1.25 par value) for each share of Series B Preferred Stock with respect to any conversion during the period commencing January 31, 1973 and ending January 30, 1975;
.683 shares of Common Stock ($1.25 par value) for each share of Series B Preferred Stock with respect to any conversion during the period commencing January 31, 1975 and ending January 30, 1977;
.621 shares of Common Stock ($1.25 par value) for each share of Series B Preferred Stock with respect to any conversion on or after January 31, 1977.
(A)    In the event of reduction or split of the Common Stock or the issuance of any stock dividend by the Corporation in shares of Common Stock, the conversion ratio shall be adjusted accordingly, and such adjustment shall become effective immediately after the opening of business on the day following the record date for the determination of Stockholders entitled to receive such dividend or to receive or be affected by such split or reduction, as the case may be.

(B)    In the case of any other recapitalization or reclassification of the Common Stock, or any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, the holder of each share of

Series B Preferred Stock then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist, to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such recapitalization, reclassification, consolidation, merger, sale or conveyance by the holder of the number of shares of Common Stock (whether whole or fractional) of the Corporation into which such share of Series B Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale or conveyance; and effective provisions shall be made in the Certificate or Articles of Organization or Incorporation of the resulting or surviving corporation or otherwise so that the provisions set forth herein for the protection of the conversion rights of Series B Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series B Preferred Stock remaining outstanding or other Convertible Preferred Stock received by the holders in place thereof; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series B Preferred Stock remaining outstanding or other Convertible Preferred Stock received by the holders in place thereof shall be entitled to receive pursuant to the provisions hereof, and to make provisions for protection of the conversion right as above provided.

(C)    Any conversion ratio determined or adjusted as herein provided shall remain in effect until further adjustment as required herein.

(iv)    If the Corporation shall grant to the holders of its Common Stock any rights to subscribe for or purchase any shares of capital stock of any class or any securities convertible into shares of capital stock of any class, it shall afford the holders of the Series B Preferred Stock the same rights with respect to such grant as they would have been entitled to receive as holders of the Common Stock had they converted their shares of Common Stock as of the record date for the granting of such rights.

(v)    No fractional shares of Common Stock shall be issued upon conversion of any Preferred Stock, but in lieu of fractional shares the Corporation shall pay an amount in cash equal to the current market value of such fractional interest, computed on the basis of the last reported sale price of the Common Stock on the New York Stock Exchange prior to the date of conversion.

(vi)    After any adjustment of the conversion rate has been made pursuant to subparagraph (iii) hereof, the Corporation shall, as soon as possible and in any event no late than 30 days after such adjustment, file with each transfer agent of such Preferred Stock and the Common Stock a certificate signed by the President or a Vice President of the Corporation, setting forth in reasonable detail the facts requiring the adjustment of the conversion rate and specifying the adjusted conversion rate (or, if the adjusted results in a change in the kind of securities or other property issuable, specifying such securities or other property).

(vii)    As long as any of the Series B Preferred Stock remains outstanding, the Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of all outstanding shares of such Preferred Stock.

(viii)    In case of the voluntary dissolution, liquidation, or winding up of the Corporation, all conversion rights of the holders of the Series B Preferred Stock shall terminate on a date fixed by the Board of Directors but not more than 30 days prior to the record date for determining the holders of the Common Stock entitled to receive any distribution upon such dissolution, liquidation, or winding up. The corporation shall cause notice of the proposed action, and of the date of termination of conversion rights, to be mailed to the holders of record of the Series B Preferred Stock not later than 30 days prior to the date of such termination, and shall promptly give similar notice to each transfer agent for such Preferred Stock and for the Common Stock. Such notice shall also state the conversion rate then in effect. A consolidation or merger of the Corporation with or into any other corporation or a sale of all or substantially all of the assets of the Corporation for stock or securities of another corporation shall not constitute a dissolution, liquidation or winding up of the Corporation for the purposes of this subparagraph.

(ix)    All certificates of Series B Preferred Stock surrendered for conversion as provided herein shall be cancelled and retired in the manner provided by law and no further Preferred Stock shall be issued in lieu thereof.

(x)    The exercise of the conversion privilege shall be subject to such regulations, not inconsistent with the foregoing provisions, as may from time to time be adopted by the Board of Directors of the Corporation.

(xi)    All shares of Common Stock issued upon the conversion of the Series B Preferred Stock shall be validly issued and outstanding and fully paid and non-assessable, and the Corporation shall pay all issue taxes payable in respect thereof. The Corporation shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issuance and delivery of certificates of Common Stock in a name other than that of the holder of the Preferred Stock converted.

(e)    Sinking Fund. The share of Series B Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the purchase or redemption of such Preferred Stock.

6.    The holders of each share of Common Stock shall be entitled to one vote at any meeting of the shareholders. After or concurrently with making payment of or provision for payment of full dividends for the current quarterly dividend period of all then outstanding Preference Stock, and after having paid all past quarterly dividends on all the outstanding cumulative Preference Stock, and after first fulfilling any sinking requirements on other obligations in respect of all then outstanding Preference Stock, dividends may be paid to the holders of the Common Stock as and when declared by the Board of Directors in its discretion out of any of the funds of the Corporation legally available for the payment of such dividends, to the exclusion of the holders of Preference Stock then outstanding. In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment to the holders of the then outstanding Preference Stock of the full amount to which they are entitled, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preference Stock then outstanding, to share ratably in all the remaining assets of the Corporation according to the number of shares held by each.

ARTICLE IV
Board of Directors

(a)    Number, election and terms. Except as otherwise fixed by or pursuant to the provisions of Article III hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1985, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Commencing in 2016, Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be elected to hold office for a term expiring at the next annual meeting of stockholders following their election. Accordingly, at the 2016 annual meeting of stockholders, Directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2017 annual meeting of stockholders; at the 2017 annual meeting of stockholders, Directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2018 annual meeting of stockholders; and at the 2018 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all Directors shall be elected to hold office for a term expiring at the next annual meeting of stockholders following their election. All Directors, subject to such Director’s earlier death, resignation, retirement, disqualification or removal from office, shall hold office until the expiration of the term for which he or she was elected, and until his or her successor is duly elected and qualified.

(b)    Stockholder nomination of director candidates. Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.

(c)    Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article III hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or any other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next election of directors by the stockholders and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(d)    Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

(e)    Amendment, repeal, etc. Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of a majority of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article IV.

ARTICLE V
Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to altar, amend or adopt any provision inconsistent with or repeal this Article V.

ARTICLE VI
By-Law Amendments

(a)    By Action of the Board of Directors or Stockholders. The Board of Directors shall have power to adopt, alter, amend and repeal the By-Laws of the Corporation (except as so far as the By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in these Restated Articles of Incorporation to the contrary, Sections 1 and 2 of Article V of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of a majority of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in these Restated Articles of Incorporation to the contrary, the affirmative vote of the holders of a majority of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article VI(a).
(b)    Higher Vote for Certain Amendments. Notwithstanding Section (a) of this Article VI and anything contained in these Restated Articles of Incorporation to the contrary, Section 4 of Article IV of the By-Laws shall not be altered, amended, or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in these Restated

Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article VI(b).
ARTICLE VII
[Reserved]

ARTICLE VIII
INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS

The Corporation shall have the power to indemnify officers, directors, employees and agents and their heirs, executors and administrators, to the full extent permitted by law. In addition, the Corporation shall have the power to make any other or further indemnification, except an indemnification prohibited by law, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.
ARTICLE IX
MODIFICATION OF STATUTORY PREEMPTIVE RIGHTS

No holder of stock of the Corporation of any class, as such, shall have any preemptive or preferential right of subscription to any shares of any class or series of stock of the Corporation whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, or any right of subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may, from time to time, determine with respect thereto; and any shares of stock or convertible obligations which the Board of Directors may determine to offer for subscription to the holders of stock of the Corporation may, as said Board shall determine, be offered to the holders of any class or classes of stock exclusively, or to the holders of all classes of stock, and, if offered to more than one class of stock, in such proportion as between said classes of stock as the Board of Directors in its discretion may determine. As used herein, the expression “convertible obligations” shall include any notes, bonds, or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Corporation of any class or classes. The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issue of any obligation or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, but not for a consideration less than the equivalent of the full par value of the stock, and to cause the rights to be evidenced by such warrants or other instruments as it may deem advisable. Should the Board of Directors elect to grant rights or options to purchase stock or convertible obligations of the Corporation to the stockholders of any class of stock, whether now or hereafter authorized, no waiver or release of the foregoing provisions of this Article shall be or be deemed to be accomplished thereby. The acceptance of stock in the Corporation shall be a waiver of any preemptive or preferential right which, in the absence of the provisions of this Article, might otherwise be asserted by stockholders of the Corporation.

ARTICLE X
RE-ESTABLISHMENT OF LOST CERTIFICATES

In case of loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such loss of destruction and upon furnishing a satisfactory bond of indemnity to the Corporation and/or to the transfer agent and registrar of such stock in such sum as the Board of Directors may provide and approve, such approval by the Corporation to be given by its Board of Directors or by such persons or person as the said Board may designate for that purpose.
ARTICLE XI
CORPORATE EXISTENCE
This Corporation shall have perpetual existence unless sooner dissolved according to law.
ARTICLE XII
PRINCIPAL PLACE OF BUSINESS

The principal office of business of said Corporation shall be in Miami, Dade County, Florida, with the privilege of having branch offices at other places within or without the State of Florida, or within or without the United States of America.

STATEMENT OF RESOLUTION ESTABLISHING
DUTCH AUCTION RATE TRANSFERABLE SECURITIES TM
PREFERRED STOCK, SERIES A
OF
RYDER SYSTEM, INC.

Pursuant to the provisions of Section 607.047 of the Florida General Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a special series of its Dutch Auction Rate Transferable Securities Preferred Stock, Series A, and fixing and determining the relative rights and preferences thereof:
1.    The name of the corporation is Ryder System, Inc. (the “Corporation”).
2.    The following resolutions, establishing and designating a special series of Dutch Auction Rate Transferable Securities Preferred Stock, Series A, and fixing and determining the relative rights and preferences thereof, were duly adopted by the Securities Committee of the Board of Directors of the Corporation on November 18, 1985, pursuant to authority duly granted by the Board of Directors of the Corporation on November 9, 1985:
RESOLVED, that there be and hereby is established a series of Preferred Stock of the Corporation, without par value, designated as “Dutch Auction Rate Transferable Securities TM Preferred Stock, Series A” (hereinafter referred to as the “Series A DARTS”), consisting of 500,000 shares of Series A DARTS TM, which the Corporation has authority to issue. All the shares of Series A DARTS shall be identical, and each share of Series A DARTS shall be equal in all respects to every other such share.
FURTHER RESOLVED, that the designations, preferences and relative, participating, optional or other special rights of the Series A DARTS and the qualifications, limitations and restrictions thereof are as follows:
500,000 shares (500 Units) of the Preferred Stock, without par value, of the Corporation shall constitute a series of Preferred Stock designated as “Dutch Auction Rate Transferable Securities Preferred Stock, Series A”, hereinafter referred to as the “Series A DARTS”. All shares of Series A DARTS shall be identical with each other in all respects. The shares of the Series A DARTS shall be issued in units (the “Units”), with each Unit consisting of 1,000 shares of Series A DARTS. The shares of Series A DARTS may be purchased or transferred only in whole Units and the shares of Series A DARTS included in the Units may not be separately purchased or transferred. The designations, preferences and relative, participating, optional or other special rights of the Series A DARTS and the qualifications, limitations and restrictions thereof are as follows:
1.    Definitions. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:
(a)    “60-day 'AA' Composite Commercial Paper Rate”, on any date, means (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated “AA” by Standard & Poor's Corporation (“S&P”), or the equivalent of such rating by S&P or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company for the close of business of the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 60-day “AA” Composite Commercial Paper Rate, the 60‑day “AA” Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in the third sentence of paragraph 2(b)(i), than (i) if the Dividend Period Days shall be fewer than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper; (ii) if the Dividend Period Days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper; and (iii) if the Dividend Period Days shall be 85 or more days but 98 or fewer days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the “interest equivalent” of a rate stated on a discount basis (a “discount rate”) for commercial paper of a given day's maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360. If the rate obtained by the Trust Company is quoted on another basis, the Trust Company shall convert the quoted rate to its interest equivalent after consultation with the Corporation as to the method of such conversion.
(b)    “Applicable Rate” means the rate per annum at which dividends are payable on the shares of Series A DARTS for any Dividend Period.
(c)    “Auction” means each periodic operation of the Auction Procedures.
(d)    “Auction Procedures” means the procedures for conducting Auctions set forth in paragraph 6 below.
(e)    “Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized by law to close.
(f)    “Code” means the Internal Revenue Code of 1954, as amended.
(g)    “Commercial Paper Dealers” means Salomon Brothers Inc and Goldman, Sachs & Co., or, in lieu of either thereof, their respective affiliates or successors.

(h)    “Common Stock” means all shares now or hereafter issued of the class of common stock of the Corporation presently authorized and any other shares into which such shares may hereafter be changed from time to time.
(i)    “Corporation” means Ryder System, Inc., a Florida corporation, or its successor.
(j)    “DARTS” means (except as provided in paragraph 6(a)(x) below) the Preferred Stock, without par value, of the Corporation designated as its “Dutch Auction Rate Transferable Securities Preferred Stock”, as it may be issued in one or more series.
(k)    “Date of Original Issue” means the date on which the Corporation originally issues shares of Series A DARTS.
(l)    “Dividend Payment Date” has the meaning set forth in paragraph 2(b)(i) below.
(m)    “Dividend Period” has the meaning set forth in paragraph 2(c)(i) below.
(n)    “Dividend Period Days” has the meaning set forth in paragraph 2(b)(i) below.
(o)    “Holder” means the holder of shares of the Corporation's Series A DARTS as the same appears on the Stock Books of the Corporation.
(p)    “Initial Dividend Payment Date” has the meaning set forth in paragraph 2(b)(i) below.
(q)    “Initial Dividend Rate” has the meaning set forth in paragraph 2(c)(i) below.
(r)    “Initial Dividend Period” has the meaning set forth in paragraph 2(c)(i) below.
(s)    “Minimum Holding Period” has the meaning set forth in paragraph 2(b)(i) below.
(t)    “Normal Day” has the meaning set forth in paragraph 2(b)(i) below.
(u)    “Notice of Redemption” has the meaning set forth in paragraph 4(c) below.
(v)    “Parity Stockholders” shall have the meaning specified in paragraph 3(d) below.
(w)    “Preferred Director” shall have the meaning specified in paragraph 5(c) below.
(x)    “Preferred Stock” means the Preferred Stock, without par value, of the Corporation.
(y)    “Series A DARTS” means the series of DARTS designated by the Corporation as its “Dutch Auction Rate Transferable Securities TM Preferred Stock, Series A”.

(z)    “Stock Books” means the stock transfer books of the Corporation maintained by the Trust Company.
(aa)    “Subsequent Dividend Period” has the meaning specified in paragraph 2(c)(i) below.
(bb)    “Substitute Commercial Paper Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Commercial Paper Incorporated, or, in lieu of either thereof, their respective affiliates or successors.
(cc)    “Trust Company” means Manufacturers Hanover Trust Company unless and until another bank or trust company shall have been so appointed by a resolution of the Board of Directors of the Corporation.
(dd)    “Voting Parity Preferred Stock” shall have the meaning specified in paragraph 5(c) below.
2.    Dividends. (a) The Holders shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, or by a committee of the Board of Directors of the Corporation duly authorized by the Board of Directors of the Corporation to declare dividends on the Series A DARTS, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum, determined as set forth below, and no more, payable on the respective dates set forth below.
(b)    (i) Dividends on shares of Series A DARTS, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing on January 14, 1985, and on each succeeding seventh Tuesday after the Date of Original Issue (in each case, the “Normal Day”); provided, however, that if any of such Tuesday, the Monday preceding such Tuesday or the Wednesday following such Tuesday is not a Business Day, then (X) the Dividend Payment Date will be on the first Business Day after such Tuesday that is immediately followed by a Business Day and is preceded by a Business Day that is the preceding Monday or a day after such Monday, or (Y) if the Securities Depository shall make available to its participants and members, in funds immediately available in The City of New York on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates (and the Securities Depository shall have so advised the Trust Company), then the Dividend Payment Date will be on the first Business Day on or after such Tuesday that is preceded by a Business Day that is the preceding Monday or a day after such Monday (each date of payment of dividends being herein referred to as a “Dividend Payment Date” and the first Dividend Payment Date being herein referred to as the “Initial Dividend Payment Date”). Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Day because of the above-mentioned provisos, the next succeeding Dividend Payment Date shall be, subject to such provisos, the seventh Tuesday following the originally designated Normal Day for the prior Dividend Period. Notwithstanding the foregoing, in the event of a change in law lengthening the minimum holding period (currently found in paragraph 246(c) of the Code) (the “Minimum Holding Period”) required for taxpayers to be entitled to the dividends-received deduction on preferred stock held by nonaffiliated corporations (currently found in paragraph 243(a) of the Code), the Board of Directors of the Corporation or a duly designated Committee thereof shall adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to the provisos in the first sentence of this paragraph 2(b)(i) being hereinafter referred to as “Dividend Period Days”) in Dividend Periods commencing after the date of such change in law to equal or exceed the then-current Minimum Holding Period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then-current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days in no event shall exceed 98 days. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation shall mail notice of such change by first-class mail, postage prepaid, to the Trust Company and to each Holder at such Holder's address as the same appears on the Stock Books of the Corporation.
(ii)    Each dividend shall be paid to the Holder of shares of Series A DARTS as its name appears on the Stock Books of the Corporation at the opening of business on the Business Day next preceding the Dividend Payment Date thereof. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holder as its name appears on the Stock Books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.
(c)    (i)    The dividend rate (the “Initial Dividend Rate”) on shares of Series A DARTS during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the “Initial Dividend Period”) shall be 5-7/8% per annum. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of the Series A DARTS for each subsequent dividend period (hereinafter referred to as a “Subsequent Dividend Period”, and the Initial Dividend Period or any Subsequent Dividend Period being hereinafter referred to as a “Dividend Period”), which Subsequent Dividend Period shall commence on the last day of the preceding Dividend Period and shall end on the next Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures.
(ii)    The amount of dividends per share of the Series A DARTS payable for any Dividend Period or part thereof shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in such Dividend Period or part thereof (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and multiplying the rate so obtained by $100. The amount of dividends per Unit of the Series A DARTS payable for any Dividend Period or part thereof shall be computed by multiplying the amount of dividends per share of the Series A DARTS determined as aforesaid by 1,000.
(d)    (i)     Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Series A DARTS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of Series A DARTS through the most recent Dividend Payment Date. Holders of shares of Series A DARTS shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the shares of Series A DARTS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series A DARTS that may be in arrears.
(ii)    So long as any shares of Series A DARTS are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend (other than a dividend in Common Stock) or other distribution in respect of, or call for redemption or redeem, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for consideration, any shares of its Common Stock or any other class or series of stock of the Corporation ranking junior to or on a parity with the shares of Series A DARTS as to the payment of dividends or upon dissolution, liquidation or winding-up of the Corporation, unless full cumulative dividends on all shares of Series A DARTS for all past Dividend Periods through the most recent Dividend Payment Date shall have been declared and paid (or declared and a sum sufficient for the payment of the dividends set apart for payment).
(iii)    In case the dividends on shares of Series A DARTS are not paid in full, the Series A DARTS and any other class or series of stock ranking on a parity with Series A DARTS as to the payment of dividends shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and, in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable in such distribution if all sums payable were paid in full.
(iv)    Any dividend payment made on shares of Series A DARTS shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of Series A DARTS.
(v)    The Corporation may not purchase or otherwise acquire any shares of Series A DARTS during any period when dividend payments on the shares of Series A DARTS are in arrears.
3.    Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of the shares of Series A DARTS then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfying claims of creditors but before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the shares of Series A DARTS upon liquidation, the amount of $100 per share ($100,000 per Unit). In addition, upon any such dissolution, liquidation or winding up, the Holders of the shares of Series A DARTS then outstanding shall be entitled to receive all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the shares of Series A DARTS upon liquidation.
(b)    Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph 3.
(c)    After the payment to the Holders of the full amounts provided for in this paragraph 3, Holders in their capacity as Holders of shares of Series A DARTS shall have no right or claim to any of the remaining assets of the Corporation
(d)    If the assets of the Corporation available for distribution to the Holders of the Series A DARTS upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the Holders are entitled pursuant to clause (a) of this paragraph 3, and to which holders of any other stock of the Corporation ranking on a parity with the Series A DARTS as to assets on dissolution, liquidation or winding-up (collectively, the “Parity Stockholders”) are entitled pursuant to the Restated Articles of Incorporation, as it may be amended from time to time, then such assets shall be distributed among the Holders of the Series A DARTS and the Parity Stockholders ratably in proportion to the full amounts otherwise due such Holders and Parity Stockholders.
4.    Redemption. Shares of Series A DARTS shall be redeemable by the Corporation as provided below:
(a)    (i)     At its option, the Board of Directors of the Corporation or a duly designated Committee thereof may, out of funds legally available therefor, upon at least 30 days' but not more than 45 days' Notice of Redemption pursuant to clause (c) of this paragraph 4, redeem the shares of Series A DARTS as a whole or from time to time in part on any Dividend Payment Date at a redemption price equal to
(A)    $101.50 ($101,500 per Unit) per share if redeemed on or before the     first anniversary of the Date of Original Issue;
(B)    $101.00 ($101,000 per Unit) per share if redeemed on or before the     second anniversary of the Date of the Original Issue;
(C)    $100.50 ($100,500 per Unit) per share if redeemed on or before the     third anniversary of the Date of Original Issue; or
(D)    $100.00 ($100,000 per Unit) per share if redeemed thereafter; plus,     in each case, an amount equal to accrued and unpaid dividends on such shares (whether or not earned or declared) to the redemption date.
(ii)    The shares of Series A DARTS may also be redeemed, at the option of the Board of Directors of the Corporation or a duly designated Committee thereof, as a whole but not in part, on any Dividend Payment Date, upon at least 30 days' but not more than 45 days' Notice of Redemption pursuant to clause (c) of this paragraph 4, at a redemption price of $100.00 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) on such shares to the redemption date, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the 60-day “AA” Composite Commercial Paper Rate on the date of determination of such Applicable Rate.
(b)    Notwithstanding any other provision of this paragraph 4, shares of Series A DARTS may not be redeemed, other than as a whole, unless all accrued and unpaid dividends on all outstanding shares of Series A DARTS shall have been paid or contemporaneously set apart for payment. In the event that less than all the outstanding shares of Series A DARTS are to be redeemed, the shares to be redeemed shall be selected by lot or such other method as the Corporation shall deem fair and equitable.
(c)    Whenever shares of Series A DARTS are to be redeemed, the Corporation shall mail a notice (“Notice of Redemption”) by first-class mail, postage prepaid, to each Holder of record of shares of Series A DARTS to be redeemed and to the Trust Company. A Notice of Redemption shall be addressed to the Holder at that address of the Holder appearing on the Stock Books of the Corporation maintained by the Trust Company. The Notice of Redemption shall include a statement of (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series A DARTS to be redeemed, (iv) the place or places where shares of Series A DARTS are to be surrendered for payment of the redemption price, (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the provision under which redemption is made. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by law
If Notice of Redemption shall have been given as aforesaid and the Corporation shall have deposited a sum sufficient to redeem the shares of Series A DARTS as to which Notice of Redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the Holders thereof as stockholders of the Corporation by reason of the ownership of such shares (except their right to receive the redemption price thereof, but without interest), shall terminate, and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the Trust Company the interest, if any, on such monies deposited with it and the Holders of any shares so redeemed shall have no claim to any such interest. In case the Holder of any shares so called for redemption shall not claim the redemption price for his shares within one year after the date of redemption, the Trust Company shall, upon demand, pay over to the Corporation such amount remaining on deposit and the Trust Company shall thereupon be relieved of all responsibility to the Holder of such shares and such Holder of the shares of DARTS so called for redemption shall look only to the Corporation for the payment thereof.
(d)    Except in an Auction and except as set forth above with respect to redemptions, nothing contained in this Statement shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of Series A DARTS in privately negotiated transactions or in the over-the-counter market or otherwise; provided that the Corporation is current in the payment of dividends on the Series A DARTS.
(e)    Except as otherwise provided by law, shares of the Series A DARTS that have been redeemed, purchased or otherwise acquired by the Corporation shall be held in the treasury or retired, as determined by the Board of Directors of the Corporation, provided that such shares shall not be reissuable as DARTS of any existing series.
(f)    Notwithstanding any other provisions of this paragraph 4, share of Series A DARTS shall be redeemable only in whole Units.
5.    Voting Rights. (a) Holders of the Series A DARTS shall have no voting rights, either general or special, except as expressly required by applicable law, the Restated Articles of Incorporation and as specified in this paragraph 5.
(b)    For purposes of any right of the Holders of Series A DARTS to vote on any matter, whether such right is created by this Statement of Resolution, the Restated Articles of Incorporation, by statute or otherwise, no Holder of any share of Series A DARTS shall be entitled to vote and no share of Series A DARTS shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or share deemed outstanding for quorum purposes, as the case may be, the requisite funds for the redemption of such shares shall have been deposited in trust with the Trust Company for that purpose and the requisite Notice of Redemption thereof shall have been given as provided for in paragraph 4 above.
(c)    If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends shall exist on the DARTS of any series or any series of Preferred Stock of the Corporation ranking on a parity with the DARTS as to dividends and upon liquidation and which is granted in the Restated Articles of Incorporation the right to vote together with the DARTS of all series as a single class on the election of directors (the DARTS and the other Preferred Stock of all such series, the “Voting Parity Preferred Stock”), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Voting Parity Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of the Common Stock and any other class of capital stock that is not Voting Parity Preferred Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Voting Parity Preferred Stock of any series, at which time such right shall terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned, and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. Upon any such termination of the right of the holders of shares of Voting Parity Preferred Stock as a class to vote for directors as herein provided, the term of office of each director then in office elected by such holders voting as a class (herein called a “Preferred Director”) shall terminate immediately. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding share of Voting Parity Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Voting Parity Preferred Stock, called for such purpose. So long as a default in any preference dividends on the Voting Parity Preferred Stock of any series shall exist (A) any vacancy in the office of Preferred Director may be filled (except as provided in the following clause (B)) by a person appointed by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by a person elected by the vote of the holders of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever a default in preference dividends shall no longer exist, the term of office of the Preferred Directors shall terminate immediately and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a “default in preference dividends” on the Voting Parity Preferred Stock of any series shall be deemed to have occurred whenever the amount of unpaid accrued dividends upon any series of Voting Parity Preferred Stock shall be equivalent to six quarterly dividends (which, with respect to any series of the DARTS or similar Voting Parity Preferred Stock, shall be deemed to be dividends in respect of a number of Dividend Periods containing not less than 540 days) or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Voting Parity Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding Dividend Period.
(d)    The consent of the holders of two-thirds of the outstanding Series A DARTS, given in person or by proxy either in writing or at a meeting or meetings at which the holders of such series of DARTS shall vote separately as a class, shall be necessary for the authorization, creation or issuance of any shares of any series of Preferred Stock ranking prior to the Series A DARTS either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.
(e)    At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for the election or removal of directors as a single class, the holder of each share of Preferred Stock shall be entitled to one vote for every one dollar ($1.00) of the stated liquidation preference of such share, and the holders of a majority of the aggregate outstanding voting power of the Preferred Stock of all series shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by the Preferred Stock of its designated directors. In order to validate an election or removal of directors by the holders of the Preferred Stock voting as a class, such directors shall be elected or removed by the vote of at least a plurality of the votes cast by the holders of the Preferred Stock present or represented at such meeting. At any such meeting, the election or removal of directors by the holders of the Preferred Stock voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting, and if any stockholders voting as a class shall elect directors, the directors so elected shall be deemed to be the directors of the Corporation unless and until the other stockholders entitled to vote as one or more classes shall elect their directors.
(f)    At all meetings of stockholders at which holders of Series A DARTS shall be entitled to vote (other than with respect to a vote for directors pursuant to paragraph (e) above), either as a series or together with holders of Preferred Stock of other series as a class, the holder of each share of Series A DARTS and of such other series of Preferred Stock, if applicable, shall be entitled to one vote for every one dollar ($1.00) of the stated liquidation preference of such share.
6.    Auction Procedures. (a) Certain Definitions. Capitalized terms not defined in this paragraph 6 shall have the respective meanings specified in paragraphs 1 through 5 above. As used in this paragraph 6, the following terms shall have the following meanings, unless the context otherwise requires:
(i)    “Affiliate” shall mean any Person known to the Trust Company to be controlled by, in control of, or under common control with the Corporation; provided, that for purposes of this clause (i), “control” shall not be deemed to exist solely by reason of the direct or indirect ownership of less than 10% of the Common Stock or other voting power of the Corporation.
(ii)    “Agent Member” shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.
(iii)    “Auction” shall mean the periodic operation of the procedures set forth in this paragraph 6.
(iv)    “Auction Date” shall mean the Business day next preceding a Dividend Payment Date.

(v)    “Available DARTS” shall have the meaning specified in paragraph 6(d)(i) below.
(vi)    “Bid” shall have the meaning specified in paragraph 6(b)(i) below.
(vii)    “Bidder” shall have the meaning specified in paragraph 6(b)(i) below.
(viii)    “Broker-Dealer” shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 6, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.
(ix)    “Broker-Dealer Agreement” shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 6.
(x)    “DARTS” shall mean the Series A DARTS of the Corporation.
(xi)    “Existing Holder”, when used with respect to shares of DARTS, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such shares of DARTS in the records of the Trust Company.
(xii)    “Hold Order” shall have the meaning specified in paragraph 6(b)(i) below.
(xiii)    “Maximum Applicable Rate,” on any Auction Date, shall mean 110% of the 60‑day “AA” Composite Commercial Paper Rate on the Auction Date; provided, however, that if with respect to any Auction the Applicable Rate set at the prior Auction equaled or exceeded 110% of the 60-day “AA” Composite Commercial Paper Rate at such prior Auction, then the Maximum Applicable Rate at such Auction shall be the percentage of the 60-day “AA” Composite Commercial Paper Rate on such Auction Date, determined as set forth below based on the prevailing rating of shares of DARTS in effect at the close of business on such Auction Date:

Prevailing Rating	Percentage
AA/aa or Above	110%
A/a	120%
BBB/baa	130%
Below BBB/baa	150%
For purposes of this definition, the “prevailing rating” of shares of DARTS shall be (i) AA/aa or Above, if shares of DARTS have a rating of AA- or better by Standard & Poor's Corporation or its successor (“S&P”) or aa3 or better by Moody's Investors Service, Inc., or its successor (“Moody's”), or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a if the shares of DARTS have a rating of A- or better and lower than AA- by S&P or a3 or better and lower than aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa, if the shares of DARTS have a rating of BBB- or better and lower than A- by S&P or baa or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The Company shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for DARTS. If either S&P or Moody's shall not make such a rating available, Salomon Brothers Inc or its successor shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as a substitute rating agency or substitute rating agencies, as the case may be.
(xiv)    “Minimum Applicable Rate”, on any Auction Date, shall mean 58% of the 60-day “AA” Composite Commercial Paper Rate in effect on the date of such Auction.
(xv)    “Order” shall have the meaning specified in paragraph 6(b)(i) below.
(xvi)    “Outstanding” shall mean, as of any date, shares of DARTS theretofore issued by the Corporation except, without duplication, (A) any shares of DARTS theretofore canceled or delivered to the Trust Company for cancelation, or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (B) any shares of DARTS as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (C) any shares of DARTS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.
(xvii)    “Person” shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
(xviii)    “Potential Holder” shall mean any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of DARTS (or, in the case of an Existing Holder, additional shares of DARTS).
(xix)    “Purchaser's Letter” shall mean a letter addressed to the Corporation, the Trust Company and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of DARTS as set forth in this paragraph 6.
(xx)    “Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of DARTS.
(xxi)    “Sell Order” shall have the meaning specified in paragraph 6(b)(i) below.
(xxii)    “Submission Deadline” shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

(xxiii)    “Submitted Bid” shall have the meaning specified in paragraph 6(d)(i) below.
(xxiv)    “Submitted Hold Order” shall have the meaning specified in paragraph 6(d)(i) below.
(xxv)    “Submitted Order” shall have the meaning specified in paragraph 6(d)(i) below.
(xxvi)    “Submitted Sell Order” shall have the meaning specified in paragraph 6(d)(i) below.
(xxvii)    “Sufficient Clearing Bids” shall have the meaning specified in paragraph 6(d)(i) below.
(xxviii)     “Winning Bid Rate” shall have the meaning specified in paragraph 6(d)(i) below.
(b)    Orders by Existing Holders and Potential Holders. (i) On or prior to each Auction Date:
(A)    each Existing Holder may submit to a Broker-Dealer information as to:
(1)    the number of Outstanding shares, if any, of DARTS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;
(2)    the number of Outstanding shares, if any, of DARTS which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or
(3)    the number of Outstanding shares, if any, of DARTS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and
(B)    each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding shares, if any, of DARTS which each such Potential Holder offers to purchase, provided, that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.
For the purposes hereof, the communication to a Broker-Dealer of information referred to in clauses (A) and (B) of this paragraph 6(b)(i) is hereinafter referred to as an “Order” and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a “Bidder”; an Order containing the information referred to in clause (A)(1) of this paragraph 6(b)(i) is hereinafter referred to as a “Hold Order”; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 6(b)(i) is hereinafter referred to as a “Bid”; and an Order containing the information referred to in clause (A)(3) of this paragraph 6(b)(i) is hereinafter referred to as a “Sell Order.”
(ii)    (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:
(1)    the number of Outstanding shares of DARTS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein; or
(2)    such number or a lesser number of Outstanding shares of DARTS determined as set forth in paragraph 6(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or
(3)    a lesser number of Outstanding shares of DARTS to be determined as set forth in paragraph 6(e)(ii)(C) if such specified rate shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.
(B)    A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:
(1)    the number of Outstanding shares of DARTS specified in such Sell Order; or
(2)    such number or a lesser number of Outstanding shares of DARTS as set forth in paragraph 6(e)(ii)(C) if Sufficient Clearing Bids do not exist.
(C)    A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:
(1)    the number of Outstanding shares of DARTS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or
(2)    such number or a lesser number of Outstanding shares of DARTS as set forth in paragraph 6(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.
(c)    Submission of Orders by Broker-Dealers to Trust Company. (i) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order;
(A)    the name of the Bidder placing such Order;
(B)    the aggregate number of Outstanding shares of DARTS that are the subject of such Order;
(C)    to the extent that such Bidder is an Existing Holder:

(1)    the number of Outstanding shares, if any, of DARTS subject to any Hold Order placed by such Existing Holder;
(2)    the number of Outstanding shares, if any, of DARTS subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and
(3)    the number of Outstanding shares, if any, of DARTS subject to any Sell Order placed by such Existing Holder;
(D)    to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.
(ii)    If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one-thousandth (.001) of 1%.
(iii)     If an Order or Orders covering all of the Outstanding shares of DARTS held by an Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of DARTS held by such Existing Holder and not subject to Orders submitted to the Trust Company.
(iv)    If one or more Orders covering in the aggregate more than the number of Outstanding shares of DARTS held by an Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:
(A)    any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of DARTS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of DARTS subject to such Hold Orders exceeds the number of Outstanding shares of DARTS held by such Existing Holder, the number of shares of DARTS subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of DARTS held by such Existing Holder;
(B) (1) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of DARTS held by such Existing Holder over the number of shares of DARTS subject to Hold Orders referred to in paragraph 6(c)(iv)(A);
(2)    subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of DARTS subject to such Bids is greater than such excess, the number of Outstanding shares of DARTS subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of Outstanding shares of DARTS equal to such excess, and
(3)    subject to clause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of such Outstanding shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and
(C)    any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of DARTS held by such Existing Holder over the number of Outstanding shares of DARTS subject to Hold Orders referred to in paragraph 6(c)(iv)(A) and Bids referred to in paragraph 6(c)(iv)(B).
(v)    If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and shares of DARTS therein specified.
(vi)    If any rate specified in any Bid is lower than the Minimum Applicable Rate for the Dividend Period with respect to which such Bid relates, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Applicable Rate.
(vii)    Orders by Existing Holders and Potential Holders must specify numbers of shares of DARTS in whole Units. Any Order that specifies a number of shares of DARTS other than in whole Units will be invalid and will not be considered a Submitted Order for purposes of an Auction.
(d)    Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. (i) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order”, as the case may be, or as a “Submitted Order”) and shall determine:
(A)    the excess of the total number of Outstanding shares of DARTS over the number of Outstanding shares of DARTS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the “Available DARTS”);
(B)    from the Submitted Orders whether;
(1)    the number of Outstanding shares of DARTS that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate, exceeds or is equal to the sum of:
(2)    (a) the number of Outstanding shares of DARTS that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate, and
(b) the number of Outstanding shares of DARTS that are subject to Submitted Sell Orders
(if such excess or such equality exists (other than because the number of Outstanding shares of DARTS in clauses (a) and (b) above are each zero because all the Outstanding shares of DARTS are the subject of Submitted Holder Orders), such Submitted Bids in clause (1) above being hereinafter referred to collectively as “Sufficient Clearing Bids”); and
(C)    if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the “Winning Bid Rate”), which if:
(1)    each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of DARTS that are the subject of such Submitted Bids, and
(2)    each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the shares of DARTS that are the subject of such Submitted Bids;
would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate being at least equal to the Available DARTS.
(ii)    Promptly after the Trust Company has made the determinations pursuant to paragraph 6(d)(i), the Trust Company shall advise the Corporation of the Maximum Applicable Rate and the Minimum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:
(A)    if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;
(B)    if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Shares of DARTS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or
(C)    if all of the Outstanding shares of DARTS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Applicable Rate.
(e)    Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 6(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:
(i)     If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 6(e)(ii) and 6(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:
(A)     the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of DARTS that are the subject of such Submitted Bid;

(B)     the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of DARTS that are the subject of such Submitted Bid;
(C)     the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;
(D)     the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of DARTS that are the subject of such Submitted Bid, unless the number of Outstanding shares of DARTS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of DARTS (“remaining shares”) equal to the excess of the Available DARTS over the number of Outstanding shares of DARTS subject to Submitted Bids described in paragraphs 6(e)(i)(B) and 6(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of DARTS, but only in an amount equal to the difference between (1) the number of Outstanding shares of DARTS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of DARTS obtained by multiplying (x) the number of remaining shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of DARTS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of DARTS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and
(E)     the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of DARTS obtained by multiplying (x) the difference between the Available DARTS and the number of Outstanding shares of DARTS subject to Submitted Bids described in paragraphs 6(e)(i)(B), 6(e)(i)(C) and 6(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of DARTS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of DARTS subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.
(ii)     If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of DARTS are subject to Submitted Hold Orders), subject to the provisions of paragraphs 6(e)(iii) and 6(e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:
(A)     the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of DARTS that are the subject of such Submitted Bid;

(B)     the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of DARTS that are the subject of such Submitted Bid; and
(C)     the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of DARTS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of DARTS obtained by multiplying (x) the difference between the Available DARTS and the aggregate number of Outstanding shares of DARTS subject to Submitted Bids described in paragraphs 6(e)(ii)(A) and 6(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of DARTS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of DARTS subject to all such Submitted Bids and Submitted Sell Orders.
(iii)     If, as a result of the procedures described in paragraph 6(e)(i) or 6(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Unit of DARTS on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Units of DARTS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Outstanding Units purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Units of DARTS.
(iv)     If, as a result of the procedures described in paragraph 6(e)(i), any Potential Holder would be entitled or required to purchase less than a whole Unit of DARTS on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate Units for purchase among Potential Holders so that only whole Units of DARTS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of DARTS on such Auction Date.
(v)     Based on the results of each Auction, the Trust Company shall determine the aggregate number of Outstanding shares of DARTS to be purchased and the aggregate number of Outstanding shares of DARTS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of Darts.
(f)    Miscellaneous. The Board of Directors or any duly designated committee thereof may interpret the provisions of this paragraph 6 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of DARTS. An Existing Holder (A) may sell, transfer or otherwise dispose of shares of DARTS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 6 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer and (B) shall have the ownership of the shares of DARTS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Corporation nor any Affiliate shall submit an Order in an Auction. All of the Outstanding DARTS shall be represented by a certificate registered in the name of the nominee of the Securities Depository.
(g)    Headings of Subdivisions. The headings of the various subdivisions of this paragraph 6 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof
IN WITNESS WHEREOF, the Corporation has caused this Statement to be executed in its name by the undersigned, thereunto duly authorized, this 26th day of November, 1985.

[SEAL]                    RYDER SYSTEM, INC.,

By: /s/ M. Anthony Burns
President

/s/ James M. Herron
Secretary

STATE OF FLORIDA,    ) ss:
)
COUNTY OF DADE,        ) ss:

On this day personally appeared before me M. Anthony Burns, President, and James M. Herron, Secretary, of RYDER SYSTEM, INC., a Florida corporation, and acknowledged that they executed the above and foregoing Statement of Resolution Establishing Dutch Auction Rate Transferable Securities Preferred Stock, Series A as officers for and on behalf of said corporation after having been duly authorized so to do.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal at the county and state aforesaid, this 21st day of November, 1985.

/s/ Susana M. Hernandez
NOTARY PUBLIC
State of Florida at Large

My Commission Expires:

STATEMENT OF RESOLUTION ESTABLISHING
DUTCH AUCTION RATE TRANSFERABLE SECURITIES TM
PREFERRED STOCK, SERIES B
OF
RYDER SYSTEM, INC.

Pursuant to the provisions of Section 607.047 of the Florida General Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a special series of its Dutch Auction Rate Transferable Securities Preferred Stock, Series B, and fixing and determining the relative rights and preferences thereof:
1. The name of the corporation is Ryder System, Inc. (the “Corporation”).
2. The following resolutions, establishing and designating a special series of Dutch Auction Rate Transferable Securities Preferred Stock, Series B, and fixing and determining the relative rights and preferences thereof, were duly adopted by the Securities Committee of the Board of Directors of the Corporation on November 18, 1985, pursuant to authority duly granted by the Board of Directors of the Corporation on November 8, 1985:
RESOLVED, that there be and hereby is established a series of Preferred Stock of the Corporation, without par value, designated as “Dutch Auction Rate Transferable Securities TM Preferred Stock, Series B” (hereinafter referred to as the “Series B DARTS”), consisting of 500,000 shares (500 Units) of Series B DARTS TM, which the Corporation has authority to issue. All the shares of Series B DARTS shall be identical, and each share of Series B DARTS shall be equal in all respects to every other such share.
FURTHER RESOLVED, that the designations, preferences and relative, participating, optional or other special rights of the Series B DARTS and the qualifications, limitations and restrictions thereof are as follows:
500,000 shares (500 Units) of the Preferred Stock, without par value, of the Corporation shall constitute a series of Preferred Stock designated as “Dutch Auction Rate Transferable Securities Preferred Stock, Series B”, hereinafter referred to as the “Series B DARTS”. All shares of Series B DARTS shall be identical with each other in all respects. The share of the Series B DARTS shall be issued in units (the “Units”), with each Unit consisting of 1,000 shares of Series B DARTS. The shares of Series B DARTS may be purchased or transferred only in whole Units and the shares of Series B DARTS included in the Units may not be separately purchased or transferred. The designations, preferences and relative, participating, optional or other special rights of the Series B DARTS and the qualifications, limitations and restrictions thereof are as follows:
1    Definitions. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:
(a) “60-day 'AA' Composite Commercial Paper Rate”, on any date, means (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated “AA” by Standard & Poor's Corporation (“S&P”), or the equivalent of such rating by S&P or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company for the close of business of the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 60-day “AA” Composite Commercial Paper Rate, the 60-day “AA” Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in the third sentence of paragraph 2(b)(i), than (i) if the Dividend Period Days shall be fewer than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper; (ii) if the Dividend Period Days shall be 70 or more days but fewer than 65 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper; and (iii) if the Dividend Period Days shall be 85 or more days but 98 or fewer days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the “interest equivalent” of a rate stated on a discount basis (a “discount rate”) for commercial paper of a given day's maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360. If the rate obtained by the Trust Company is quoted on another basis, the Trust Company shall convert the quoted rate to its interest equivalent after consultation with the Corporation as to the method of such conversion.
(b) “Applicable Rate” means the rate per annum at which dividends are payable on the shares of Series B DARTS for any Dividend Period.
(c) “Auction” means each periodic operation of the Auction Procedures.
(d) “Auction Procedures” means the procedures for conducting Auctions set forth in paragraph 6 below.
(e) “Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized by law to close.
(f) “Code” means the Internal Revenue Code of 1954, as amended.
(g) “Commercial Paper Dealers” means Salomon Brothers Inc. and Goldman, Sachs & Co., or, in lieu of either thereof, their respective affiliates or successors.

(h) “Common Stock” means all shares now or hereafter issued of the class of common stock of the Corporation presently authorized and any other shares into which such shares may hereafter be changed from time to time.
(i) “Corporation” means Ryder System, Inc., a Florida corporation, or its successor.
(j) “DARTS” means (except as provided in paragraph 6(a)(x) below) the Preferred Stock, without par value, of the Corporation designated as its “Dutch Auction Rate Transferable Securities Preferred Stock”, as it may be issued in one or more series.
(k) “Date of Original Issue” means the date on which the Corporation originally issues shares of Series B DARTS.
(l) “Dividend Payment Date” has the meaning set forth in paragraph 2(b)(i) below.
(m) “Dividend Period” has the meaning set forth in paragraph 2(c)(i) below.
(n) “Dividend Period Days” has the meaning set forth in paragraph 2(b)(i) below.
(o) “Holder” means the holder of shares of the Corporation's Series B DARTS as the same appears on the Stock Books of the Corporation.
(p) “Initial Dividend Payment Date” has the meaning set forth in paragraph 2(b)(i) below.
(q) “Initial Dividend Rate” has the meaning set forth in paragraph 2(c)(i) below.
(r) “Initial Dividend Period” has the meaning set forth in paragraph 2(c)(i) below.
(s) “Minimum Holding Period” has the meaning set forth in paragraph 2(b)(i) below.
(t) “Normal Day” has the meaning set forth in paragraph 2(b)(i) below.
(u) “Notice of Redemption” has the meaning set forth in paragraph 4(c) below.
(v) “Parity Stockholders” shall have the meaning specified in paragraph 3(d) below.
(w) “Preferred Director” shall have the meaning specified in paragraph 5(c) below.
(x) “Preferred Stock” means the Preferred Stock, without par value, of the Corporation.
(y) “Series B DARTS” means the series of DARTS designated by the Corporation as its “Dutch Auction Rate Transferable Securities TM Preferred Stock, Series B”.
(z) “Stock Books” means the stock transfer books of the Corporation maintained by the Trust Company.
(aa) “Subsequent Dividend Period” has the meaning specified in paragraph 2(c)(i) below.

(bb) “Substitute Commercial Paper Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Commercial Paper Incorporated, or, in lieu of either thereof, their respective affiliates or successors.
(cc) “Trust Company” means Manufacturers Hanover Trust Company unless and until another bank or trust company shall have been so appointed by a resolution of the Board of Directors of the Corporation.
(dd) “Voting Parity Preferred Stock” shall have the meaning specified in paragraph 5(c) below.
2.    Dividends. (a) The Holders shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, or by a committee of the Board of Directors of the Corporation duly authorized by the Board of Directors of the Corporation to declare dividends on the Series B DARTS, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum, determined as set forth below, and no more, payable on the respective dates set forth below.
(b)    (i) Dividends on shares of Series B DARTS, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing on January 22, 1985, and on each succeeding seventh Tuesday after the Date of Original Issue (in each case, the “Normal Day”); provided, however, that if any of such Tuesday, the Monday preceding such Tuesday or the Wednesday following such Tuesday is not a Business Day, then (X) the Dividend Payment Date will be on the first Business Day after such Tuesday that is immediately followed by a Business Day and is preceded by a Business Day that is the preceding Monday or a day after such Monday, or (Y) if the Securities Depository shall make available to its participants and members, in funds immediately available in The City of New York on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates (and the Securities Depository shall have so advised the Trust Company), then the Dividend Payment Date will be on the first Business Day on or after such Tuesday that is preceded by a Business Day that is the preceding Monday or a day after such Monday (each date of payment of dividends being herein referred to as a “Dividend Payment Date” and the first Dividend Payment Date being herein referred to as the “Initial Dividend Payment Date”). Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Day because of the above-mentioned provisos, the next succeeding Dividend Payment Date shall be, subject to such provisos, the seventh Tuesday following the originally designated Normal Day for the prior Dividend Period. Notwithstanding the foregoing, in the event of a change in law lengthening the minimum holding period (currently found in paragraph 246(c) of the Code) (the “Minimum Holding Period”) required for taxpayers to be entitled to the dividends-received deduction on preferred stock held by nonaffiliated corporations (currently found in paragraph 243(a) of the Code), the Board of Directors of the Corporation or a duly designated Committee thereof shall adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to the provisos in the first sentence of this paragraph 2(b)(i) being hereinafter referred to as “Dividend Period Days”) in Dividend Periods commencing after the date of such change in law to equal or exceed the then-current Minimum Holding Period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then-current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days in no event shall exceed 98 days.
Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation shall mail notice of such change by first-class mail, postage prepaid, to the Trust Company and to each Holder at such Holder's address as the same appears on the Stock Books of the Corporation.
(ii)     Each dividend shall be paid to the Holder of shares of Series B DARTS as its name appears on the Stock Books of the Corporation at the opening of business on the Business Day next preceding the Dividend Payment Date thereof. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holder as its name appears on the Stock Books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.
(c)    (i) The dividend rate (the “Initial Dividend Rate”) on shares of Series B DARTS during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the “Initial Dividend Period”) shall be 5-7/8% per annum. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of the Series B DARTS for each subsequent dividend period (hereinafter referred to as a “Subsequent Dividend Period”, and the Initial Dividend Period or any Subsequent Dividend Period being hereinafter referred to as a “Dividend Period”), which Subsequent Dividend Period shall commence on the last day of the preceding Dividend Period and shall end on the next Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures.
(ii)     The amount of dividends per share of the Series B DARTS payable for any Dividend Period or part thereof shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in such Dividend Period or part thereof (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and multiplying the rate so obtained by $100. The amount of dividends per Unit of the Series B DARTS payable for any Dividend Period or part thereof shall be computed by multiplying the amount of dividends per share of the Series B DARTS determined as aforesaid by 1,000.
(d)    (i) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Series B DARTS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of Series B DARTS through the most recent Dividend Payment Date. Holders of shares of Series B DARTS shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the shares of Series B DARTS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series B DARTS that may be in arrears.
(ii)     So long as any shares of Series B DARTS are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend (other than a dividend in Common Stock) or other distribution in respect of, or call for redemption or redeem, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for consideration, any shares of its Common Stock or any other class or series of stock of the Corporation ranking junior to or on a parity with the shares of Series B DARTS as to the payment of dividends or upon dissolution, liquidation or winding-up of the Corporation, unless full cumulative dividends on all shares of Series B DARTS for all past Dividend Periods through the most recent Dividend Payment Date shall have been declared and paid (or declared and a sum sufficient for the payment of the dividends set apart for payment).
(iii)     In case the dividends on shares of Series B DARTS are not paid in full, the Series B DARTS and any other class or series of stock ranking on a parity with Series B DARTS as to the payment of dividends shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and, in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable in such distribution if all sums payable were paid in full.
(iv)     Any dividend payment made on shares of Series B DARTS shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of Series B DARTS.
(v)     The Corporation may not purchase or otherwise acquire any shares of Series B DARTS during any period when dividend payments on the shares of Series B DARTS are in arrears.
3.    Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of the shares of Series B DARTS then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfying claims of creditors but before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the shares of Series B DARTS upon liquidation, the amount of $100 per share ($100,000 per Unit). In addition, upon any such dissolution, liquidation or winding up, the Holders of the shares of Series B DARTS then outstanding shall be entitled to receive all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the shares of Series B DARTS upon liquidation.
(b)     Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph 3.
(c)     After the payment to the Holders of the full amounts provided for in this paragraph 3, Holders in their capacity as Holders of shares of Series B DARTS shall have no right or claim to any of the remaining assets of the Corporation.
(d)     If the assets of the Corporation available for distribution to the Holders of the Series B DARTS upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the Holders are entitled pursuant to clause (a) of this paragraph 3, and to which holders of any other stock of the Corporation ranking on a parity with the Series B DARTS as to assets on dissolution, liquidation or winding-up (collectively, the “Parity Stockholders”) are entitled pursuant to the Restated Articles of Incorporation, as it may be amended from time to time, then such assets shall be distributed among the Holders of the Series B DARTS and the Parity Stockholders ratably in proportion to the full amounts otherwise due such Holders and Parity Stockholders.
4.    Redemption. Shares of Series B DARTS shall be redeemable by the Corporation as provided below:
(a)    (i) At its option, the Board of Directors of the Corporation or a duly designated Committee thereof may, out of funds legally available therefor, upon at least 30 days' but not more than 45 days' Notice of Redemption pursuant to clause (c) of this paragraph 4, redeem the shares of Series B DARTS as a whole or from time to time in part on any Dividend Payment Date at a redemption price equal to
(A)    $101.50 ($101,500 per Unit) per share if redeemed on or before the first anniversary of the Date of Original Issue;
(B)    $101.00 ($101,000 per Unit) per share if redeemed on or before the second anniversary of the Date of the Original Issue;
(C)    $100.50 ($100,500 per Unit) per share if redeemed on or before the third anniversary of the Date of Original Issue; or
(D)    $100.00 ($100,000 per Unit) per share if redeemed thereafter; plus, in each case, an amount equal to accrued and unpaid dividends on such shares (whether or not earned or declared) to the redemption date.
(ii)     The shares of Series B DARTS may also be redeemed, at the option of the Board of Directors of the Corporation or a duly designated Committee thereof, as a whole but not in part, on any Dividend Payment Date, upon at least 30 days' but not more than 45 days' Notice of Redemption pursuant to clause (c) of this paragraph 4, at a redemption price of $100.00 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) on such shares to the redemption date, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the 60-day “AA” Composite Commercial Paper Rate on the date of determination of such Applicable Rate.
(b)     Notwithstanding any other provision of this paragraph 4, shares of Series B DARTS may not be redeemed, other than as a whole, unless all accrued and unpaid dividends on all outstanding shares of Series B DARTS shall have been paid or contemporaneously set apart for payment. In the event that less than all the outstanding shares or Series B DARTS are to be redeemed, the shares to be redeemed shall be selected by lot or such other method as the Corporation shall deem fair and equitable.
(c)     Whenever shares of Series B DARTS are to be redeemed, the Corporation shall mail a notice (“Notice of Redemption”) by first-class mail, postage prepaid, to each Holder of record of shares of Series B DARTS to be redeemed and to the Trust Company. A Notice of Redemption shall be addressed to the Holder at that address of the Holder appearing on the Stock Books of the Corporation maintained by the Trust Company. The Notice of Redemption shall include a statement of (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series B DARTS to be redeemed, (iv) the place or places where shares of Series B DARTS are to be surrendered for payment of the redemption price, (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the provision under which redemption is made. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by law
If Notice of Redemption shall have been given as aforesaid and the Corporation shall have deposited a sum sufficient to redeem the shares of Series B DARTS as to which Notice of Redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the Holders thereof as stockholders of the Corporation by reason of the ownership of such shares (except their right to receive the redemption price thereof, but without interest), shall terminate, and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the Trust Company the interest, if any, on such monies deposited with it and the Holders of any shares so redeemed shall have no claim to any such interest. In case the Holder of any shares so called for redemption shall not claim the redemption price for his shares within one year after the date of redemption, the Trust Company shall, upon demand, pay over to the Corporation such amount remaining on deposit and the Trust Company shall thereupon be relieved of all responsibility to the Holder of such shares and such Holder of the shares of DARTS so called for redemption shall look only to the Corporation for the payment thereof.
(d)     Except in an Auction and except as set forth above with respect to redemptions, nothing contained in this Statement shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of Series B DARTS in privately negotiated transactions or in the over-the-counter market or otherwise; provided that the Corporation is current in the payment of dividends on the Series B DARTS.
(e)     Except as otherwise provided by law, shares of the Series B DARTS that have been redeemed, purchased or otherwise acquired by the Corporation shall be held in the treasury or retired, as determined by the Board of Directors of the Corporation, provided that such shares shall not be reissuable as DARTS of any existing series.
(f)     Notwithstanding any other provisions of this paragraph 4, share of Series B DARTS shall be redeemable only in whole Units.
5.    Voting Rights. (a) Holders of the Series B DARTS shall have no voting rights, either general or special, except as expressly required by applicable law, the Restated Articles of Incorporation and as specified in this paragraph 5.
(b)    For purposes of any right of the Holders of Series B DARTS to vote on any matter, whether such right is created by this Statement of Resolution, the Restated Articles of Incorporation, by statute or otherwise, no Holder of any share of Series B DARTS shall be entitled to vote and no share of Series B DARTS shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or share deemed outstanding for quorum purposes, as the case may be, the requisite funds for the redemption of such shares shall have been deposited in trust with the Trust Company for that purpose and the requisite Notice of Redemption thereof shall have been given as provided for in paragraph 4 above.

(c)    If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends shall exist on the DARTS of any series or any series of Preferred Stock of the Corporation ranking on a parity with the DARTS as to dividends and upon liquidation and which is granted in the Restated Articles of Incorporation the right to vote together with the DARTS of all Series as a single class on the election of directors (the DARTS and the other Preferred Stock of all such series, the “Voting Parity Preferred Stock”), the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Voting Parity Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of the Common Stock and any other class of capital stock that is not Voting Parity Preferred Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Voting Parity Preferred Stock of any series, at which time such right shall terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned, and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. Upon any such termination of the right of the holders of shares of Voting Parity Preferred Stock as a class to vote for directors as herein provided, the term of office of each director then in office elected by such holders voting as a class (herein called a “Preferred Director”) shall terminate immediately. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding share of Voting Parity Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Voting Parity Preferred Stock, called for such purpose. So long as a default in any preference dividends on the Voting Parity Preferred Stock of any series shall exist (A) any vacancy in the office of Preferred Director may be filled (except as provided in the following clause (B)) by a person appointed by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by a person elected by the vote of the holders of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever a default in preference dividends shall no longer exist, the term of office of the Preferred Directors shall terminate immediately and the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a “default in preference dividends” on the Voting Parity Preferred Stock of any series shall be deemed to have occurred whenever the amount of unpaid accrued dividends upon any series of Voting Parity Preferred Stock shall be equivalent to six quarterly dividends (which, with respect to any series of the DARTS or similar Voting Parity Preferred Stock, shall be deemed to be dividends in respect of a number of Dividend Periods containing not less than 540 days) or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Voting Parity Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding Dividend Period.
(d)    The consent of the holders of two-thirds of the outstanding Series B DARTS, given in person or by proxy either in writing or at a meeting or meetings at which the holders of such series of DARTS shall vote separately as a class, shall be necessary for the authorization, creation or issuance of any shares of any series of Preferred Stock ranking prior to the Series B DARTS either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

(e)    At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for the election or removal of directors as a single class, the holder of each share of Preferred Stock shall be entitled to one vote for every one dollar ($1.00) of the stated liquidation preference of such share, and the holders of a majority of the aggregate outstanding voting power of the Preferred Stock of all series shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by the Preferred Stock of its designated directors. In order to validate an election or removal of directors by the holders of the Preferred Stock voting as a class, such directors shall be elected or removed by the vote of at least a plurality of the votes cast by the holders of the Preferred Stock present or represented at such meeting. At any such meeting, the election or removal of directors by the holders of the Preferred Stock voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting, and if any stockholders voting as a class shall elect directors, the directors so elected shall be deemed to be the directors of the Corporation unless and until the other stockholders entitled to vote as one or more classes shall elect their directors.
(f)    At all meetings of stockholders at which holders of Series B DARTS shall be entitled to vote (other than with respect to a vote for directors pursuant to paragraph (e) above), either as a series or together with holders of preferred Stock of other series as a class, the holder of each share of Series B DARTS and of such other series of Preferred Stock, if applicable, shall be entitled to one vote for every one dollar ($1.00) of the stated liquidation preference of such share.
6.    Auction Procedures. (a) Certain Definitions. Capitalized terms not defined in this paragraph 6 shall have the respective meanings specified in paragraphs 1 through 5 above. As used in this paragraph 6, the following terms shall have the following meanings, unless the context otherwise requires:
(i)     “Affiliate” shall mean any Person known to the Trust Company to be controlled by, in control of, or under common control with the Corporation; provided, that for purposes of this clause (i), “control” shall not be deemed to exist solely by reason of the direct or indirect ownership of less than 10% of the Common Stock or other voting power of the Corporation.
(ii)     “Agent Member” shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.
(iii)     “Auction” shall mean the periodic operation of the procedures set forth in this paragraph 6.
(iv)     “Auction Date” shall mean the Business day next preceding a Dividend Payment Date.
(v)     “Available DARTS” shall have the meaning specified in paragraph 6(d)(i) below.
(vi)     “Bid” shall have the meaning specified in paragraph 6(b)(i) below.
(vii)     “Bidder” shall have the meaning specified in paragraph 6(b)(i) below.
(viii)     “Broker-Dealer” shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 6, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.
(ix)     “Broker-Dealer Agreement” shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 6.
(x)     “DARTS” shall mean the Series B DARTS of the Corporation.
(xi)     “Existing Holder”, when used with respect to shares of DARTS, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such shares of DARTS in the records of the Trust Company.
(xii)     “Hold Order” shall have the meaning specified in paragraph 6(b)(i) below.
(xiii)     “Maximum Applicable Rate,” on any Auction Date, shall mean 110% of the 60-day “AA” Composite Commercial Paper Rate on the Auction Date; provided, however, that if with respect to any Auction the Applicable Rate set at the prior Auction equaled or exceeded 110% of the 60-day “AA” Composite Commercial Paper Rate at such prior Auction, then the Maximum Applicable Rate at such Auction shall be the percentage of the 60-day “AA” Composite Commercial Paper Rate on such Auction Date, determined as set forth below based on the prevailing rating of shares of DARTS in effect at the close of business on such Auction Date:

Prevailing Rating	Percentage
AA/aa or Above	110%
A/a	120%
BBB/baa	130%
Below BBB/baa	150%
For purposes of this definition, the “prevailing rating” of shares of DARTS shall be (i) AA/aa or Above, if shares of DARTS have a rating of AA- or better by Standard & Poor's Corporation or its successor (“S&P”) or aa3 or better by Moody's Investors Service, Inc., or its successor (“Moody's”), or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a if the shares of DARTS have a rating of A- or better and lower than AA- by S&P or a3 or better and lower than aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa, if the shares of DARTS have a rating of BBB- or better and lower than A- by S&P or baa or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The Company shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for DARTS. If either S&P or Moody's shall not make such a rating available, Salomon Brothers Inc. or its successor shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as a substitute rating agency or substitute rating agencies, as the case may be.
(xiv)     “Minimum Applicable Rate”, on any Auction Date, shall mean 58% of the 60-day “AA” Composite Commercial Paper Rate in effect on the date of such Auction.
(xv)     “Order” shall have the meaning specified in paragraph 6(b)(i) below.
(xvi)     “Outstanding” shall mean, as of any date, shares of DARTS theretofore issued by the Corporation except, without duplication, (A) any shares of DARTS theretofore canceled or delivered to the Trust Company for cancelation, or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (B) any shares of DARTS as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (C) any shares of DARTS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.
(xvii)     “Person” shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
(xviii)     “Potential Holder” shall mean any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of DARTS (or, in the case of an Existing Holder, additional shares of DARTS).
(xix)     “Purchaser's Letter” shall mean a letter addressed to the Corporation, the Trust Company and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of DARTS as set forth in this paragraph 6.
(xx)     “Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of DARTS.
(xxi)     “Sell Order” shall have the meaning specified in paragraph 6(b)(i) below.
(xxii)     “Submission Deadline” shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.
(xxiii)     “Submitted Bid” shall have the meaning specified in paragraph 6(d)(i) below.
(xxiv)     “Submitted Hold Order” shall have the meaning specified in paragraph 6(d)(i) below.
(xxv)     “Submitted Order” shall have the meaning specified in paragraph 6(d)(i) below.

(xxvi)     “Submitted Sell Order” shall have the meaning specified in paragraph 6(d)(i) below.
(xxvii)     “Sufficient Clearing Bids” shall have the meaning specified in paragraph 6(d)(i) below.
(xxviii)     “Winning Bid Rate” shall have the meaning specified in paragraph 6(d)(i) below.
(b)    Orders by Existing Holders and Potential Holders. (i) On or prior to each Auction Date:
(A)     each Existing Holder may submit to a Broker-Dealer information as to:
(1)     the number of Outstanding shares, if any, of DARTS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;
(2)     the number of Outstanding shares, if any, of DARTS which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or
(3)     the number of Outstanding shares, if any, of DARTS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and
(B)     each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding shares, if any, of DARTS which each such Potential Holder offers to purchase, provided, that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.
For the purposes hereof, the communication to a Broker-Dealer of information referred to in clauses (A) and (B) of this paragraph 6(b)(i) is hereinafter referred to as an “Order” and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a “Bidder”; an Order containing the information referred to in clause (A)(1) of this paragraph 6(b)(i) is hereinafter referred to as a “Hold Order”; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 6(b)(i) is hereinafter referred to as a “Bid”; and an Order containing the information referred to in clause (A)(3) of this paragraph 6(b)(i) is hereinafter referred to as a “Sell Order.”

(ii)    (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

(1)     the number of Outstanding shares of DARTS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein; or
(2)     such number or a lesser number of Outstanding shares of DARTS determined as set forth in paragraph 6(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or
(3)     a lesser number of Outstanding shares of DARTS to be determined as set forth in paragraph 6(e)(ii)(C) if such specified rate shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.
(B)     A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:
(1)     the number of Outstanding shares of DARTS specified in such Sell Order; or
(2)     such number or a lesser number of Outstanding shares of DARTS as set forth in paragraph 6(e)(ii)(C) if Sufficient Clearing Bids do not exist.
(C)     A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:
(1)     the number of Outstanding shares of DARTS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or
(2)     such number or a lesser number of Outstanding shares of DARTS as set forth in paragraph 6(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.
(c)    Submission of Orders by Broker-Dealers to Trust Company. (i) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order;
(A)     the name of the Bidder placing such Order;
(B)     the aggregate number of Outstanding shares of DARTS that are the subject of such Order;
(C)     to the extent that such Bidder is an Existing Holder:
(1)     the number of Outstanding shares, if any, of DARTS subject to any Hold Order placed by such Existing Holder;

(2)     the number of Outstanding shares, if any, of DARTS subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and
(3)     the number of Outstanding shares, if any, of DARTS subject to any Sell Order placed by such Existing Holder;
(D)     to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.
(ii)     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one-thousandth (.001) of 1%.
(iii)     If an Order or Orders covering all of the Outstanding shares of DARTS held by an Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of DARTS held by such Existing Holder and not subject to Orders submitted to the Trust Company.
(iv)     If one or more Orders covering in the aggregate more than the number of Outstanding shares of DARTS held by an Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:
(A)     any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of DARTS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of DARTS subject to such Hold Orders exceeds the number of Outstanding shares of DARTS held by such Existing Holder, the number of shares of DARTS subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of DARTS held by such Existing Holder;
(B)     (1) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of DARTS held by such Existing Holder over the number of shares of DARTS subject to Hold Orders referred to in paragraph 6(c)(iv)(A);
(2)     subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of DARTS subject to such Bids is greater than such excess, the number of Outstanding shares of DARTS subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of Outstanding shares of DARTS equal to such excess, and
(3)     subject to clause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of such Outstanding shares subject to

Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and
(C)     any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of DARTS held by such Existing Holder over the number of Outstanding shares of DARTS subject to Hold Orders referred to in paragraph 6(c)(iv)(A) and Bids referred to in paragraph 6(c)(iv)(B).
(v)     If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and shares of DARTS therein specified.
(vi)     If any rate specified in any Bid is lower than the Minimum Applicable Rate for the Dividend Period with respect to which such Bid relates, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Applicable Rate.
(vii)     Orders by Existing Holders and Potential Holders must specify numbers of shares of DARTS in whole Units. Any Order that specifies a number of shares of DARTS other than in whole Units will be invalid and will not be considered a Submitted Order for purposes of an Auction.
(d)    Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. (i) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order”, as the case may be, or as a “Submitted Order”) and shall determine:
(A)     the excess of the total number of Outstanding shares of DARTS over the number of Outstanding shares of DARTS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the “Available DARTS”);
(B)     from the Submitted Orders whether;
(1)     the number of Outstanding shares of DARTS that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate, exceeds or is equal to the sum of:
(2)     [a] the number of Outstanding shares of DARTS that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate, and
[b] the number of Outstanding shares of DARTS that are subject to Submitted Sell Orders
(if such excess or such equality exists (other than because the number of Outstanding shares of DARTS in clauses [a] and [b] above are each zero because all the Outstanding shares of DARTS are the subject of Submitted Holder Orders), such Submitted Bids in clause (1) above being hereinafter referred to collectively as “Sufficient Clearing Bids”); and

(C)     if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the “Winning Bid Rate”), which if:
(1)     each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of DARTS that are the subject of such Submitted Bids, and
(2)     each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the shares of DARTS that are the subject of such Submitted Bids;
would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate being at least equal to the Available DARTS.
(ii)    Promptly after the Trust Company has made the determinations pursuant to paragraph 6(d)(i), the Trust Company shall advise the Corporation of the Maximum Applicable Rate and the Minimum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:
(A)     if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;
(B)     if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Shares of DARTS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or
(C)     if all of the Outstanding shares of DARTS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Minimum Applicable Rate.
(e)    Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 6(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:
(i)     If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 6(e)(ii) and 6(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:
(A)     the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of DARTS that are the subject of such Submitted Bid;

(B)     the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of DARTS that are the subject of such Submitted Bid;
(C)     the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;
(D)     the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of DARTS that are the subject of such Submitted Bid, unless the number of Outstanding shares of DARTS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of DARTS (“remaining shares”) equal to the excess of the Available DARTS over the number of Outstanding shares of DARTS subject to Submitted Bids described in paragraphs 6(e)(i)(B) and 6(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of DARTS, but only in an amount equal to the difference between (1) the number of Outstanding shares of DARTS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of DARTS obtained by multiplying (x) the number of remaining shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of DARTS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of DARTS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and
(E)     the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of DARTS obtained by multiplying (x) the difference between the Available DARTS and the number of Outstanding shares of DARTS subject to Submitted Bids described in paragraphs 6(e)(i)(B), 6(e)(i)(C) and 6(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of DARTS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of DARTS subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.
(ii)     If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of DARTS are subject to Submitted Hold Orders), subject to the provisions of paragraphs 6(e)(iii) and 6(e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:
(A)     the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of DARTS that are the subject of such Submitted Bid;

(B)     the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of DARTS that are the subject of such Submitted Bid; and
(C)     the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of DARTS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of DARTS obtained by multiplying (x) the difference between the Available DARTS and the aggregate number of Outstanding shares of DARTS subject to Submitted Bids described in paragraphs 6(e)(ii)(A) and 6(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of DARTS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of DARTS subject to all such Submitted Bids and Submitted Sell Orders.
(iii)     If, as a result of the procedures described in paragraph 6(e)(i) or 6(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Unit of DARTS on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Units of DARTS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Outstanding Units purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole Units of DARTS.
(iv)     If, as a result of the procedures described in paragraph 6(e)(i), any Potential Holder would be entitled or required to purchase less than a whole Unit of DARTS on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate Units for purchase among Potential Holders so that only whole Units of DARTS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of DARTS on such Auction Date.
(v)     Based on the results of each Auction, the Trust Company shall determine the aggregate number of Outstanding shares of DARTS to be purchased and the aggregate number of Outstanding shares of DARTS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of Darts.
(f)    Miscellaneous. The Board of Directors or any duly designated committee thereof may interpret the provisions of this paragraph 6 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of DARTS. An Existing Holder (A) may sell, transfer or otherwise dispose of shares of DARTS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 6 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer and (B) shall have the ownership of the shares of DARTS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Corporation nor any Affiliate shall submit an Order in an Auction. All of the Outstanding DARTS shall be represented by a certificate registered in the name of the nominee of the Securities Depository.
(g)    Headings of Subdivisions. The headings of the various subdivisions of this paragraph 6 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
IN WITNESS WHEREOF, the Corporation has caused this Statement to be executed in its name by the undersigned, thereunto duly authorized, this 26th day of November, 1985.

[SEAL]                    RYDER SYSTEM, INC.,

By: /s/ M. Anthony Burns
President

/s/ James M. Herron
Secretary

STATE OF FLORIDA,    )
) ss:
COUNTY OF DADE,        )

On this day personally appeared before me M. Anthony Burns, President, and James M. Herron, Secretary, of RYDER SYSTEM, INC., a Florida corporation, and acknowledged that they executed the above and foregoing Statement of Resolution Establishing Dutch Auction Rate Transferable Securities Preferred Stock, Series B as officers for and on behalf of said corporation after having been duly authorized so to do.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal at the county and state aforesaid, this 21st day of November, 1985.

/s/ Susana M. Hernandez
NOTARY PUBLIC
State of Florida at Large

My Commission Expires:

STATEMENT OF RESOLUTION ESTABLISHING
FIXED RATE AUCTION PREFERRED STOCKSM, SERIES B
OF
RYDER SYSTEM, INC.

Pursuant to the provisions of Section 607.047 of the Florida General Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a special series of its Fixed Rate Auction Preferred StockSM, Series B, and fixing and determining the relative rights and preferences thereof:
1. The name of the corporation is Ryder System, Inc. (the “Corporation”).
2. The following resolutions were duly adopted by the Securities Committee of the Board of Directors of the Corporation on May 14, 1990, pursuant to authority duly granted by the Board of Directors of the Corporation on February 16, 1990:
RESOLVED, that there be and hereby is established a series of Preferred Stock of the Corporation, without par value, designated as “Fixed Rate Auction Preferred StockSM, Series B” (hereinafter referred to as the “Series B FRAPS”), consisting of 500,000 shares of Series B FRAPSSM.
FURTHER RESOLVED, that the designations, preferences and relative, optional or other special rights of the Series B FRAPS and the qualifications, limitations and restrictions thereof are as follows:
500,000 shares of the Preferred Stock, without par value, of the Corporation shall constitute a series of Preferred Stock designated as “Fixed Rate Auction Preferred Stock, Series B”, hereinafter referred to as the “Series B FRAPS”. All shares of Series B FRAPS shall be identical with each other in all respects. The shares of the Series B FRAPS shall be issued in units (the “Units”) with each Unit consisting of 1,000 shares of Series B FRAPS. The shares of Series B FRAPS may be purchased, transferred, converted and redeemed only in whole Units and the shares of Series B FRAPS included in the Units may not be separately purchased, transferred, converted or redeemed.
1.    Definitions. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:
(a)    “60-day 'AA' Composite Commercial Paper Rate”, on any date, means (i) the interest equivalent of the 60‑day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated “AA” by Standard & Poor's Corporation (“S&P”), or the equivalent of such rating by S&P or another rating agency, as such 60‑day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60‑day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company for the close of business of the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 60‑day “AA” Composite Commercial Paper Rate, the 60‑day “AA” Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealers or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall adjust the period of time between Dividend Payment Dates as provided in the fourth sentence of paragraph 2(b)(i), then (i) if the Dividend Period Days shall be fewer than 70 days, such rate shall be the interest equivalent of the 60‑day rate on such commercial paper; (ii) if the Dividend Period Days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60‑day and 90‑day rates on such commercial paper; and (iii) if the Dividend Period Days shall be 85 or more days but 98 or fewer days, such rate shall be the interest equivalent of the 90‑day rate on such commercial paper. For purposes of this definition, the “interest equivalent” of a rate stated on a discount basis (a “discount rate”) for commercial paper of a given day's maturity shall be equal to the quotient of (A) the discount rate dividend by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360. If the rate obtained by the Trust Company is quoted on another basis, the Trust Company shall convert the quoted rate to its interest equivalent after consultation with the Corporation as to the method of such conversion.
(b)    “Applicable Rate” means the rate per annum at which dividends are payable on the shares of Series B FRAPS for any Auction Dividend Period.
(c)    “Agent Member” has the meaning set forth in paragraph 7(a)(ii) below.
(d)    “Auction” means each periodic operation of the Auction Procedures.
(e)    “Auction Dividend Period” means any Dividend Period occurring after the Fixed Rate Period.
(f)    “Auction Procedures” means the procedures for conducting Auctions set forth in paragraph 7 below.
(g)    “Broker-Dealer” has the meaning set forth in paragraph 7(a)(viii) below.
(h)    “Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized by law to close.
(i)    “Code” means the Internal Revenue Code of 1986, as amended.
(j)    “Commercial Paper Dealers” means Salomon Brothers Inc and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or, in lieu of either, their respective affiliates or successors.
(k)    “Common Stock” means all shares now or hereafter issued of the class of common stock of the Corporation presently authorized and any other shares into which such shares may hereafter be changed from time to time.

(l)    “Corporation” means Ryder System, Inc., a Florida corporation, or its successor.
(m)    “Date or Original Issue” means the date on which the Corporation originally issues shares of Series B FRAPS.
(n)    “Dividend Payment Date” has the meaning set forth in paragraph 2(a) below.
(o)    “Dividend Period” means the period commencing on (and including) a Dividend Payment Date (or, in the case of the Initial Dividend Period, the Date of Original Issue) for the Series B FRAPS and ending on (and including) the next Dividend Payment Date.
(p)    “Dividend Period Days” has the meaning set forth in paragraph 2(b)(i) below.
(q)    “Existing Holder” has the meaning set forth in paragraph 7(a)(xi) below.
(r)    “Fixed Rate Period” has the meaning set forth in paragraph 2(b)(i) below.
(s)    “Fixed Dividend Rate” has the meaning set forth in paragraph 2(c)(i) below.
(t)    “FRAPS” means the Preferred Stock, without par value, of the Corporation designated as its “Fixed Rate Auction Preferred Stock”, Series B.
(u)    “Holder” means the holder of record of shares of the Corporation's Series B FRAPS as the same appears on the Stock Books of the Corporation, which shall be the Securities Depository unless the Corporation shall distribute certificates to Agent Members or Existing Holders.
(v)    “Initial Auction Dividend Payment Date” has the meaning set forth in Paragraph 2(b)(i) below.
(w)    “Initial Dividend Payment Date” has the meaning set forth in paragraph 2(b)(i) below.
(x)    “Minimum Holding Period” has the meaning set forth in paragraph 2(b)(i) below.
(y)    “Normal Day” has the meaning set forth in paragraph 2(b)(i) below.
(z)    “Notice of Redemption” has the meaning set forth in paragraph 4(c) below.
(aa)    “Parity Stockholders” has the meaning specified in paragraph 3(d) below.
(bb)     “Preferred Director” has the meaning specified in paragraph 6(c) below.
(cc)    “Preferred Stock” means the Preferred Stock, without par value, of the Corporation.
(dd)    “Ratings Conversion Date” has the meaning set forth in paragraph 5(d) below.

(ee)    “Ratings Downgrade” has the meaning set forth in paragraph 5(a) below.
(ff)    “Restricted Transfer Date” means May 3, 1993.
(gg)    “Securities Depository” has the meaning set forth in paragraph 7(a)(xx) below.
(hh)    “Series B FRAPS” means the series of FRAPS designated by the Corporation as its “Fixed Rate Auction Preferred Stock, Series B”.
(ii)    “Stock Books” means the stock transfer books of the Corporation maintained by the Trust Company which identifies the Holders.
(jj)    “Substitute Commercial Paper Dealer” means Morgan Stanley & Co. and Goldman, Sachs & Co. or, in lieu of either, their respective affiliates or successors.
(kk)    “Trust Company” means Manufacturers Hanover Trust Company unless and until another bank or trust company shall have been so appointed by a resolution of the Board of Directors of the Corporation.
(ll)    “Voting Parity Preferred Stock” has the meaning specified in paragraph 6(c) below.
2.    Dividends. (a) The Holders shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, or by a committee of the Board of Directors of the Corporation duly authorized by the Board of Directors of the Corporation to declare dividends on the Series B FRAPS, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum, determined as set forth below, and no more, payable on the respective dates (each a “Dividend Payment Date”) set forth below.
(b)    (i) From the Date of Original Issue to and including May 18, 1993 (the “Fixed Rate Period”), dividends on the Series B FRAPS shall accumulate and be payable on the 15th day of February, May, August and November in each year, in arrears, commencing on August 15, 1990 (the “Initial Dividend Payment Date”) and ending May 18, 1993, unless any such date is not a Business Day, in which event such dividend on the Series B FRAPS shall be payable on the next succeeding Business Day without any adjustment in the amount of dividends payable.
After the Fixed Rate Period, dividends on shares of Series B FRAPS, at the Applicable Rate per annum, shall accumulate and be payable on July 6, 1993, (the “Initial Auction Dividend Payment Date”) and thereafter on each succeeding seventh Tuesday after the Initial Auction Dividend Payment Date (in each case, the “Normal Day”); provided, however, that for each Dividend Payment Date after the Initial Auction Dividend Payment Date, if for any such Tuesday, the Monday preceding such Tuesday or the Wednesday following such Tuesday is not a Business Day, then (X) the Dividend Payment Date will be on the first Business Day after such Tuesday that is immediately followed by a Business Day and is preceded by a Business Day that is the preceding Monday or a day after such Monday, or (Y) if the Securities Depository shall make available to its participants and members the amount due as dividends, in funds immediately available in The City of New York, on such Dividend Payment Date (and the Securities Depository shall have so advised the Trust Company), then the Dividend Payment Date will be on the first Business Day on or after such Tuesday that is preceded by a Business Day that is the preceding Monday or a day after such Monday. Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Day because of the above-mentioned provisos, the next succeeding Payment Date shall be, subject to such provisos, the seventh Tuesday following the originally designated Normal Day for the prior Dividend Period. Notwithstanding the foregoing, in the event of a change in law lengthening the minimum holding period (currently found in paragraph 246(c) of the Code) (the “Minimum Holding Period”) required for taxpayers to be entitled to the dividends-received deduction on preferred stock held by nonaffiliated corporations (currently found in paragraph 243(a) of the Code), the Board of Directors of the Corporation or a duly designated Committee thereof shall adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to the provisos in the first sentence of this paragraph being hereinafter referred to as “Dividend Period Days”) in Dividend Periods commencing after the date of such change in law to equal or exceed the then-current Minimum Holding Period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then-current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days in no event shall exceed 98 days. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation shall mail notice of such change by first-class mail, postage prepaid, to the Trust Company and to each Holder at such Holder's address as the same appears on the Stock Books of the Corporation.
(ii)    Each dividend shall be paid to the Holder of shares of Series B FRAPS as its name appears on the Stock Books of the Corporation as of the opening of business on the Business Day next preceding the Dividend Payment Date thereof, unless such shares of Series B FRAPS are later deemed not to be outstanding as of such Business Day. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holder as its name appears on the Stock Books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.
(c)    (i)    The dividend rate on each share of Series B FRAPS for each Dividend Period during the Fixed Rate Period shall be 10.5% per annum (the “Fixed Dividend Rate”), on the liquidation value of each such share, and for each Auction Dividend Period thereafter shall be the Applicable Rate for such Auction Dividend Period on such liquidation value, and no more.
(ii)    During the Fixed Rate Period, the amount of dividends per share of the Series B FRAPS payable for each full three-month Dividend Period shall be computed by dividing the Fixed Dividend Rate by four and multiplying the result by $100. The amount of dividends per share of the Series B FRAPS payable for the period from the Date of Original Issue to the Initial Dividend Payment Date or for any Dividend Period that occurs during the Fixed Rate Period and is shorter or longer than a full three-month period shall be computed by multiplying the Fixed Dividend Rate by a fraction, the numerator of which shall be the number of days in such Dividend Period (calculated by counting the first day thereof but excluding the last day thereof) during which such share was outstanding and the denominator of which shall be 360, and multiplying the rate so obtained by $100.
The amount of dividends per share of Series B FRAPS payable for each Auction Dividend Period or part thereof shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which shall be the number of days in such Dividend Period or part thereof (calculated by counting the first day thereof but excluding the last day thereof) during which such share was outstanding and the denominator of which shall be 360 and multiplying the rate so obtained by $100.
The amount of dividends per Unit of the Series B FRAPS payable for any Dividend Period or part thereof shall be computed by multiplying the amount of dividends per share of the Series B FRAPS determined as aforesaid by 1,000.
(d)    (i) Except as hereinafter provided, no dividends shall be declared or paid or set apart from payment on the shares of Series B FRAPS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of Series B FRAPS through the most recent Dividend Payment Date. Holders of shares of Series B FRAPS shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the shares of Series B FRAPS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series B FRAPS that may be in arrears.
(ii)    So long as any shares of Series B FRAPS are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend (other than a dividend in Common Stock) or other distribution in respect of, or call for redemption or redeem, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for consideration, any shares of its Common Stock or any other class or series of stock of the Corporation ranking junior to or on a parity with the shares of Series B FRAPS as to the payment of dividends or upon dissolution, liquidation or winding-up of the Corporation, unless full cumulative dividends on all shares of Series B FRAPS for all past Dividend Periods through the most recent Dividend Payment Date shall have been declared and paid (or declared and a sum sufficient for the payment of the dividends set apart for payment).
(iii)    In case the dividends on shares of Series B FRAPS are not paid in full, the Series B FRAPS and any other class or series of stock ranking on a parity with Series B FRAPS as to the payment of dividends shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and, in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable in such distribution if all sums payable were paid in full.
(iv)    Any dividend payment made on shares of Series B FRAPS shall first be credited against the earliest accumulated but unpaid dividend due with respect to shares of Series B FRAPS.
(v)    The Corporation may not purchase or otherwise acquire any shares of Series B FRAPS during any period when dividend payments on the shares of Series B FRAPS are in arrears.
3.    Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of the shares of Series B FRAPS then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfying claims of creditors but before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the shares of Series B FRAPS upon liquidation, the amount of $100 per share ($100,000 per unit). In addition, upon any such dissolution, liquidation or winding up, the Holders of the shares of Series B FRAPS then outstanding shall be entitled to receive all dividends (whether or not earned or declared) on such shares accumulated and unpaid thereon to the date of final distribution before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the shares of Series B FRAPS upon liquidation.
(b)    Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation or any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph 3.
(c)    After the payment to the Holders of the full amounts provided for in this paragraph 3, Holders in their capacity as Holders of shares of Series B FRAPS shall have no right or claim to any of the remaining assets of the Corporation.
(d)    If the assets of the Corporation available for distribution to the Holders of the Series B FRAPS upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the Holders are entitled pursuant to clause (a) of this paragraph 3, and to which holders of any other stock of the Corporation ranking on a parity with the Series B FRAPS as to assets on dissolution, liquidation or winding-up (collectively, the “Parity Stockholders”) are entitled pursuant to the Restated Articles of Incorporation, as they may be amended from time to time, then such assets shall be distributed among the Holders of the Series B FRAPS and the Parity Stockholders ratably in proportion to the full amounts otherwise due such Holders and Parity Stockholders.
4.    Redemption. Shares of Series B FRAPS shall be redeemable by the Corporation as provided below:
(a)    (i) During the Fixed Rate Period, the shares of Series B FRAPS will not be redeemable by the Corporation; provided, however, at its option, the Board of Directors of the Corporation or a duly designated Committee thereof may, out of funds legally available therefor, upon at least 30 days' but not more than 49 days' Notice of Redemption pursuant to clause (c) of this paragraph 4, redeem the shares of Series B FRAPS as a whole or in part following a Ratings Downgrade or on the Business Day prior to the first Auction at a redemption price equal to $100.00 per share plus an amount equal to accumulated and unpaid dividends on such shares (whether or not earned or declared) to the redemption date.
(ii)    After the Fixed Rate Period, the shares of Series B FRAPS may be redeemed from time to time at the option of the Board of Directors of the Corporation or a duly designated Committee thereof, out of funds legally available therefor (x) on any Dividend Payment Date, as a whole or in part, upon at least 30 days' but not more than 49 days' Notice of Redemption pursuant to clause (c) of this paragraph 4, and, in addition, (y) at any time following a Ratings Downgrade or when the Applicable Rate is the Maximum Applicable Rate, as a whole but not in part, upon at least 10 days' but not more than 49 days' Notice of Redemption pursuant to clause (c) of this paragraph 4, in each case at a redemption price of $100.00 per share, plus an amount equal to accumulated and unpaid dividends (whether or not earned or declared) on such shares to the redemption date.

(iii)    In the event any shares of Series B FRAPS are to be redeemed pursuant to clause (a)(ii)(y) of this paragraph 4 on a date other than a Dividend Payment Date, any Auction scheduled to be held on a date subsequent to the date of the mailing of the notice of such redemption and prior to or on such date fixed for redemption shall be automatically canceled. The Applicable Rate for such series will continue to be the Maximum Applicable Rate, if applicable, until all such shares have been redeemed.
(b)    Notwithstanding any other provision of this paragraph 4, shares of Series B FRAPS may not be redeemed, other than as a whole, unless all accumulated and unpaid dividends on all outstanding shares of Series B FRAPS shall have been paid or contemporaneously set apart for payment. In the event that less than all the outstanding shares of Series B FRAPS are to be redeemed, the number of shares to be redeemed shall be determined by the Corporation, and, if there should be more than one Holder of the outstanding shares of Series B FRAPS, the selection of shares to be redeemed from each Holder shall be by lot or such other method as the Corporation shall deem fair and equitable.
(c)    Whenever shares of Series B FRAPS are to be redeemed, the Corporation shall mail a notice (“Notice of Redemption”) by first-class mail, postage prepaid, to each Holder of shares of Series B FRAPS to be redeemed and to the Trust Company. During the Fixed Rate Period, any Notice of Redemption permitted to be given as a result of a Ratings Downgrade shall be given not less than 10 Business Days prior to the associated Ratings Conversion Date. To the extent that a conversion right arises following a Ratings Conversion Date (whether during the Fixed Rate Period or thereafter), shares of Series B FRAPS may not be redeemed during the 20 Business-Day conversion period commencing on a Ratings Conversion Date. Any Notice of Redemption given less than 30 days prior to the date fixed for redemption in such notice must be a Funded Redemption Notice (as defined below). A Notice of Redemption shall be addressed to the Holder at the address of the Holder appearing on the Stock Books of the Corporation maintained by the Trust Company. The Notice of Redemption shall include a statement of (i) the redemption date and, if such date is other than a Dividend Payment Date, whether there are any Auctions prior to or on such redemption date that will be automatically canceled as provided in clause (a)(iii) of this paragraph 4, (ii) the number of shares of Series B FRAPS to be redeemed and the redemption price, (iii) the place or places where shares of Series B FRAPS are to be surrendered for payment of the redemption price, (iv) the conversion price in effect as of the date of such notice, if such shares are then convertible, (v) the date on which conversion rights, if any, with respect to such shares are expected to expire and the first date on which the occurrence of a subsequent Designated Event or Ratings Conversion Date shall not give rise to any additional conversion rights with respect to such shares, (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date and (vii) the CUSIP number of the Series B FRAPS to be redeemed. Any Notice of Redemption or a Funded Redemption Notice which is mailed as provided herein shall be conclusively presumed to have been duly given, whether or not received by any Holder, and no defect in the mailing or publication of such notice shall affect the validity thereof. Notice of Redemption shall be effective upon mailing; provided, however, that a Funded Redemption Notice (as defined below) shall be effective upon the later or mailing and the making of the required deposit.
If Notice of Redemption shall have been given as aforesaid and the Corporation shall have deposited with the Trust Company a sum sufficient to redeem the shares of Series B FRAPS as to which Notice of Redemption has been given, with irrevocable instructions and authority to pay the redemption price to the Holders thereof (a “Funded Redemption Notice”) then, on the date of such deposit, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), such shares shall no longer be deemed outstanding and all rights of the Holders thereof as stockholders of the Corporation by reason of the ownership of such shares (except their right to receive the redemption price thereof, but without interest), shall terminate. Notwithstanding the foregoing, conversion rights of Holders shall terminate only as provided in paragraph 5(a). The Corporation shall be entitled to receive, from time to time, from the Trust Company the interest, if any, on such monies deposited with it and invested in a manner which the Corporation shall instruct, and the Holders of any shares so redeemed shall have no claim to any such interest. In case the Holder of any shares so called for redemption shall not claim the redemption price for his shares within one year after the date of redemption, the Trust Company shall, upon demand, pay over to the Corporation such amount remaining on deposit, and the Trust Company shall thereupon be relieved of all responsibility to the Holder of such shares, and such Holder shall look only to the Corporation for the payment thereof, without interest.
(d)    Except in an Auction an except as set forth above with respect to redemptions, nothing contained in this Statement shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of Series B FRAPS in privately negotiated transactions or in the over-the-counter market or otherwise; provided that the Corporation is current in the payment of dividends on the Series B FRAPS.
(e)    Except as otherwise provided by law, shares of the Series B FRAPS that have been redeemed, purchased or otherwise acquired by the Corporation shall be held in the treasury or retired, as determined by the Board of Directors of the Corporation, provided that such shares shall not be reissuable as FRAPS or any existing series.
(f)    Notwithstanding any other provision of this paragraph 4, shares of Series B FRAPS shall be redeemable only in whole Units.
5.    Conversion. (a) In the event that there shall occur a Designated Event (as defined in paragraph 5(c) below), each Unit of the Series B FRAPS (not previously redeemed or called for redemption as described below) will become immediately convertible into shares of Common Stock of the Company during the 120‑day period following such Designated Event. In addition, in the event that the rating of the Series B FRAPS is downgraded at any time to a “prevailing rating” of less than BBB-/baa3 (a “Ratings Downgrade”), Units of the Series B FRAPS will become convertible (subject to their prior redemption or, under certain circumstances, their having been called for redemption) into shares of Common Stock during the 20-Business-Day period commencing on the 45th Business Day following such Ratings Downgrade (such 45th Business Day being a “Ratings Conversion Date”, as defined in paragraph 5(d) below, with respect to such Series B FRAPS). In either event, each Unit of the Series B FRAPS will be convertible into the number of shares of Common Stock computed by dividing (x) $100,000 plus an amount equal to accumulated and unpaid dividends on such Unit (whether or not earned or declared) to the date of such conversion by (y) the applicable conversion price per share of Common Stock determined pursuant to paragraph 5(b)(i) or (ii) depending on whether the conversion period commences with a Designated Event or a Ratings Conversion Date.
Unless such shares of Series B FRAPS shall have theretofore become convertible by reason of the occurrence of a Designated Event or a Ratings Conversion Date, no conversion right shall arise with respect to any share of the Series B FRAPS after the earlier of (i) the close of business on the date such share of the Series B FRAPS is to be redeemed and (ii) the close of business on the date which is 20 days after the Corporation has given not less than 30 days' prior notice of its intention to redeem such shares of the Series B FRAPS, in each case unless the Corporation shall default in payment due upon redemption thereof. Further, if the Corporation has given a Funded Redemption Notice, then, for such shares of Series B FRAPS for which the Funded Redemption Notice has been given, no conversion right shall arise with respect to any Designated Event or Ratings Conversion Date which occurs on or after the date on which funds are deposited in connection with such Funded Redemption Notice (regardless of whether the date of any Ratings Downgrade is before or after the giving of a Funded Redemption Notice). During the Fixed Rate Period, any notice of redemption permitted to be given as a result of a Ratings Downgrade shall be given not less than 10 Business Days prior to the associated Ratings Conversion Date.
To the extent that a conversion right arises following a Rating Conversion Date (whether during the Fixed Rate Period or thereafter), the 20 Business-Day conversion period commencing on such Rating Conversion Date may not be terminated. During the Fixed Rate Period with respect to shares of Series B FRAPS, once a conversion period that commences upon a Designated Event has begun, such conversion period may not be shortened or terminated except by a notice of redemption given not more than 49 days nor less than 30 days in advance of the Business Day prior to the first Auction for such Series B FRAPS and all such conversion rights will terminate at the close of business on the date which is 20 days after the Corporation has given such notice of redemption, unless the Corporation shall default in payment due upon redemption thereof, in which case such conversion right shall be reinstated for its original term, as otherwise adjusted as described in the next succeeding paragraph. After the Fixed Rate Period, a conversion period following a Designated Event (whether such Designated Event occurred during the Fixed Rate Period or thereafter) will terminate, with respect to shares of Series B FRAPS, upon the earlier of (i) the close of business on the date such shares of Series B FRAPS are to be redeemed and (ii) the close of business on the date which is 20 days after the Corporation has given not less than 30 days' prior notice of its intention to redeem such shares of Series B FRAPS, in each case unless the Corporation shall default in payment due upon redemption thereof, in which case such conversion right shall be reinstated for its original term, as otherwise adjusted as described in the next succeeding paragraph.
A conversion right arising as a result of a Designated Event may be exercised at any time during the period beginning on the date of the occurrence of such Designated Event and ending at the close of business on the 120th day from and including the occurrence of such Designated Event. A conversion right arising as a result of a Ratings Conversion Date may be exercised at any time during the period beginning at the opening of business on such Ratings Conversion Date and ending at the close of business on the 20th Business Day from and including such Ratings Conversion Date. If any Designated Event or Ratings Conversion Date occurs during an existing conversion period, such conversion period will be extended until the later of (i) 120 days after the occurrence of the last such Designated Event or (ii) 20 Business Days after the occurrence of the last such Ratings Conversion Date, but the conversion price in effect throughout such conversion period will not change. If the last day for the exercise of the conversion right shall not be a Business Day, then the last day for the exercise of such conversion right shall be the next succeeding Business Day.
(b)    (i) The conversion price per share of Common Stock in effect during any conversion period that commences with a Designated Event will be the lesser of (x) 125% of the average of the Closing Prices of the Common Stock during the ten Business Day period ending

120 days prior to the occurrence of the Designated Event, and (y) 110% of the average of the Closing Prices of the Common Stock during the ten-Business Day period ending on (and including) the Business Day immediately prior to the occurrence of such Designated Event; provided, however, that, in the case of a Designated Event described in paragraph 5(c)(i) or (iii) below, clause (x) above shall be modified to refer to 125% of the average of the Closing Prices of the Common Stock during the ten-Business Day period ending the earlier of (a) 120 days prior to the occurrence of such Designated Event and (b) 30 days prior to the first published announcement of the earliest tender or exchange offer for the Corporation's outstanding Voting Stock (as defined below), if any, that was pending at any time during the 60‑day period prior to the occurrence of such Designated Event. The Closing Price, with respect to the Common Stock, means the price of the Common Stock determined as follows: (I) if the Common Stock shall be quoted on a securities exchange or through the NASDAQ system, such price shall be the last sale price on the principal exchange on which the Common Stock is quoted on the relevant date (or, if there is no sale on such date on any such exchange or through such system, the closing bid price) of such Common Stock as reported in The Wall Street Journal, Eastern edition, or, if such price shall not be reported on the relevant date, as reported in such other newspaper of general circulation in the Borough of Manhattan, the City of New York, or Miami, Florida, as is selected by the Corporation or (II) if the Common Stock shall not be so quoted, such price shall be the closing bid price on the relevant date for such Common Stock, as formulated by a professional market maker selected by the Corporation making a market in the Common Stock. In calculating the average of the Closing Prices, the ten Closing Prices will be averaged by summing the Closing Prices, dividing by ten and rounding to the nearest one cent ($0.01), with one-half of one cent ($0.005) being rounded up.
(ii)    The conversion price per share of Common Stock in effect during any conversion period that commences with a Ratings Conversion Date will be the average of the Closing Prices of the Common Stock during the ten-Business-Day period ending on (and including) the sixteenth Business Day prior to such Ratings Conversion Date. In calculating the average of the Closing Prices, the ten Closing Prices will be averaged by summing the Closing Prices, dividing by ten and rounding to the nearest one cent ($0.01), with one-half of one cent ($0.005) being rounded up.
The Corporation shall be obligated to adjust, in an equitable manner, the securities issuable upon exercise of the conversion right, or the conversion price, or any Closing Prices that are the basis of the calculation of the conversion price to account for the effect of any of the following occurring during the period commencing with the date of the first Closing Price comprising such calculation and ending on the date of the Designated Event or the Rating Conversion Date, as the case may be, with respect to which such conversion price is to be calculated: (a) the Corporation shall have paid a dividend in shares of its Common Stock, subdivided its outstanding shares of Common Stock, combined its shares of Common Stock into a smaller number of shares of the Corporation, or reclassified its shares of Common Stock by issuing any other shares of the Corporation or (b) the Corporation shall have issued rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days of the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock immediately prior to such record date.
(c)    A Designated Event shall be deemed to have occurred at such time as:
(i)    a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a holding company created as permitted by clause (iii) of this paragraph, becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of the Corporation normally entitled to vote in elections of directors (collectively, “Voting Stock”), provided that such 20% shall be 30% with respect to the aggregate ownership of all Employee Benefit Plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Corporation and its subsidiaries, and all trust and funding vehicles maintained thereunder (collectively, the “Company Plans”); or
(ii)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Corporation's Board of Directors (together with any new director whose election by the Corporation's Board of Directors or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors in office at the time of such vote who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or
(iii)    the approval by the Board of Directors of the Corporation of a plan or agreement for the consolidation or merger of the Corporation with or into another corporation or the conveyance, transfer or lease of all or substantially all the assets of the Corporation to any person, in either case pursuant to a transaction or series of transactions in which at least a majority of the Voting Stock of the Corporation will be converted into or exchanged for cash, securities or other property, provided that transactions involving solely the creation of a public holding company or the reincorporation of the Corporation in another state shall be excluded from the operation of this paragraph 5(c)(iii); or
(iv)    on any date (a “Calculation Date”) (a) the Corporation shall take a record of the holders of its Voting Stock for the purpose of entitling such holders to receive any dividend or other distributions of cash, property or securities (other than regular dividends in the ordinary course and distributions of capital stock, or rights to acquire capital stock, of the Corporation) or (b) the Corporation, any subsidiary or any Company Plan purchases or otherwise acquires, directly or indirectly, beneficial ownership of Voting Stock of the Corporation and, in either case (c) the sum of the fair market value of all other such distributions by the Corporation and purchases by the Corporation, together with its subsidiaries and all Company Plans, which have occurred during the preceding twelve-month period (exclusive of any period prior to the Date of Original Issue) is at least 20%, or which have occurred during the preceding five years (exclusive of any period prior to the Date of Original Issue) is at least 50%, of the fair market value of the outstanding Voting Stock of the Corporation (such fair market value to be determined for a Calculation Date by the methods described above for the determination of the Closing Price of the Common Stock). In the case of a Designated Event described in clauses (a) and (c) of this paragraph 5(c)(iv), each Holder of Series B FRAPS that exercises the conversion right relating to such Designated Event after the Calculation Date and on or prior to the later of (x) the fifth Business Day preceding the date of payment of such dividend or distribution and (y) the second Business Day following publication by the Corporation of the notice of such Designated Event, as described in paragraph 5(d) below, shall be entitled to receive a dividend or distribution equal in value to the dividend or distribution that such Holder would have been entitled to receive if it had been the Holder of such number of shares of Common Stock into which such shares of Series B FRAPS were actually converted on the date such record of the holders of Voting Stock was taken; provided, however, that the value of such dividend or distribution so payable to such Holder shall be reduced by the amount of dividends, if any, paid by the Corporation in respect of such shares of Series B FRAPS during the period following the date such record of the holders of Voting Stock was taken and prior to the date of such conversion. The percentages in this paragraph 5(c)(iv) shall be calculated for each Calculation Date by determining the percentage of the fair market value of the Corporation's outstanding Voting Stock as of such Calculation Date (determined as described above) which is represented by the fair market value of the distributions and purchases which have occurred on such date and adding to that percentage all of the percentages which have been similarly calculated on the Calculation Date of all such distributions and purchases during the preceding twelve-month or five-year period, as applicable.
As used in the descriptions of Designated Events in this paragraph 5(c), Corporation shall mean the Corporation or any corporation owning, directly or indirectly, 50% or more of the Voting Stock of the Corporation.
(d)    A Ratings Conversion Date shall be, with respect to the Series B FRAPS, the 45th Business Day following the date on which a Ratings Downgrade shall have occurred, except that no Ratings Conversion Date shall occur with respect to any such shares of Series B FRAPS which at any time prior to such 45th Business Day shall have been redeemed or, under certain circumstances, called for redemption, as described in paragraph 5(a) above. For a Ratings Downgrade, the “prevailing rating” of Series B FRAPS shall be deemed to be less than BBB‑/baa3 if the shares of such Series B FRAPS have a rating of BB+ or lower by Standard & Poor's Corporation or its successor (“S&P) or a rating of ba1 or lower by Moody's Investors Service, Inc., or its successor (“Moody's”), or the equivalent of either of such ratings by such agencies (or their respective substitutes selected as provided below). The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Salomon Brothers Inc, or its successor, shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies, as the case may be, to act as a substitute or substitutes.
(e)    On or before the fourth Business Day after the occurrence of each and any Designated Event, the Corporation shall forthwith mail to each Holder and the Trust Company a notice describing such Designated Event. Such notice shall state the date of such Designated Event, the date by which such Holder's conversion right is expected to expire and the conversion price. On or before the fourth Business Day after any Ratings Downgrade with respect to the shares of Series B FRAPS, the Corporation shall mail to each record holder of such shares of Series B FRAPS a notice describing the conversion right commencing on the Rating Conversion Date that will occur as a result. Such notice shall state the Ratings Conversion Date and the date by which the conversion right arising as a result of such Ratings Conversion Date is expected to expire. In each case, such notice shall also contain a summary of the procedures a beneficial owner of such shares of Series B FRAPS is required to follow in order to exercise such conversion right, including a copy of the form of required conversion request, and a summary of the circumstances under which a subsequent redemption or Funded Redemption Notice may extinguish such conversion right.
In addition, on or before the tenth day preceding the date on which the Corporation intends to take a record of the holders of its Voting Stock which the company believes will constitute a Designated Event described in clauses (a) and (c) of paragraph 5(c)(iv) above, the Corporation is obligated to mail to each Holder a notice describing such potential Designated Event and, to the extent then determinable, the date of such potential Designated Event and the date by which such conversion right would be expected to expire. The Corporation shall also cause a copy of each such notice to be published in The Wall Street Journal, Eastern edition, or, if such newspaper is not then being published, any English language newspaper of general circulation in the Borough of Manhattan, The City of New York. Such notices shall be effective upon mailing. Any notice of a Designated Event, potential Designated Event or Ratings Conversion Date which is mailed as provided herein shall be conclusively presumed to have been duly given, whether or not received by any Holder, and no defect in the mailing or publication of such notice shall affect the validity thereof.
(f)    In order to convert shares of Series B FRAPS into shares of Common Stock, the Holder must surrender at the office of the transfer agent for shares of such Series B FRAPS the certificate or certificates therefor, in whole Units only, duly endorsed or assigned to the Company in blank, and deliver at such office a written notice that such Holder elects to convert such shares.
In addition, so long as the Securities Depository is the only Holder of shares of Series B FRAPS, shares of Series B FRAPS, in whole Units only, will be converted only if (i) such shares of Series B FRAPS have been delivered “free” by book entry transfer from an account of the Agent Member of the Existing Holder or other beneficial owner of such shares into the special account of the Trust Company at the Securities Depository and (ii) the Trust Company has received a valid written request to convert such shares from either such Agent Member that identifies such beneficial owner or, after the Restricted Transfer Date, a Broker-Dealer that identifies such Existing Holder and such Agent Member and, in each case, that identifies the number of Units to be converted by each such beneficial owner or Existing Holder.
(g)    As promptly as practicable after the surrender, as herein provided, of any Series B FRAPS for conversion and the receipt of the conversion request, as herein provided, relating thereto, the Corporation shall deliver or cause to be delivered at said office or agency, to or upon the written order of the Holder of the Series B FRAPS so surrendered, a certificate or certificates representing the number of fully-paid and non-assessable shares of Common Stock into which such Series B FRAPS (or portion thereof) may be converted in accordance with the provisions of this paragraph 5, registered in the name of such Holder. In case any certificates representing more than one Unit of shares of Series B FRAPS shall be surrendered for partial conversion, the Corporation shall execute and the Trust Company shall countersign and deliver as transfer agent and registrar to or upon the written order of the Holder of the Series B FRAPS so surrendered, without charge to such Holder, a new certificate representing the number of Units of Series B FRAPS equal to the unconverted portion of the surrendered Series B FRAPS. Shares of Series B FRAPS converted into shares of Common Stock on any day shall be deemed to have become no longer outstanding as of the time immediately prior to the opening of business on such day and such Holder of Series B FRAPS shall be deemed to no longer be a Holder thereof at such time and the shares of Common Stock issued upon such conversion shall be deemed to have become outstanding at the time immediately after the opening of business on such day and such Holder shall be deemed to have become a holder of record of such Common Stock at such time.
(h)    No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Series B FRAPS. If any fractional interest in a share of Common Stock would, except for the provisions of this paragraph (5)(h), be deliverable for the account of any beneficial owner upon the conversion of Series B FRAPS, the Corporation shall, in lieu of issuing a fractional share therefor, adjust for such fractional interest by issuing for the account of the beneficial owner of such surrendered Series B FRAPS the nearest whole share of Common Stock, rounded up or down as the case may be (a fractional interest of exactly one-half of one share being rounded up), based upon the conversion price computed as provided in paragraph 5(b) hereof. The Corporation shall be entitled to rely upon any conversion request in determining whether to treat any person as a beneficial owner of Series B FRAPS.
(i)    The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury, or both, for the purpose of effecting conversions of Series B FRAPS, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series B FRAPS not theretofore converted; and if at any time the sum of the number of authorized but unissued shares of Common Stock and shares of issued Common Stock held in its treasury shall not be sufficient to effect the conversion of all said outstanding Series B FRAPS, the Corporation will take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued Common Stock or its issued Common Stock held in its treasury, or both, to such number of shares as shall be sufficient for that purpose.
(j)    The Corporation covenants that if any shares of Common Stock reserved for conversions of shares of Series B FRAPS require listing upon any national securities exchange before such shares may be delivered upon conversion, the Corporation will in good faith, and as expeditiously as possible, endeavor to cause such shares to be duly listed.
6.    Voting Rights. (a) Holders of the Series B FRAPS shall have no voting rights, either general or special, except as expressly required by applicable law, the Restated Articles of Incorporation and as specified in this paragraph 6.
(b)    For purposes of any right of the Holders of Series B FRAPS to vote on any matter, whether such right is created by this Statement of Resolution, the Restated Articles of Incorporation, by statute or otherwise, no Holder of any share of Series B FRAPS shall be entitled to vote and no share of Series B FRAPS shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite funds for the redemption of such shares shall have been deposited in trust with the Trust Company for that purposes and the requisite Notice of Redemption thereof shall have been given as provided for in paragraph 4 above.
(c)    If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends shall exist on the FRAPS of any series or any series of Preferred Stock of the Corporation ranking on a parity with the FRAPS as to dividends and upon liquidation and which is granted in the Restated Articles of Incorporation the right to vote together with the FRAPS of all series as a single class on the election of directors (the FRAPS and the other Preferred Stock of all such series, the “Voting Parity Preferred Stock”), the number of directors constituting the Board of Directors of the corporation shall be increased by two, and the holders of the Voting Parity Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of the Common Stock and any other class of capital stock that is not Voting Parity Preferred Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Voting Parity Preferred Stock of any series, at which time such right shall terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any such termination of the right of the holders of shares of Voting Parity Preferred Stock as a class to vote for directors as herein provided, the term of office of each director then in office elected by such holders voting as a class (herein called a “Preferred

Director”) shall terminate immediately. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Voting Parity Preferred Stock, called for such purpose. So long as a default in any preference dividends on the Voting Parity Preferred Stock of any series shall exist (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by a person appointed by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by a person elected by the vote of the holders of the outstanding shares of Voting Parity Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. For the purposes hereof, a “default in preference dividends” on the Voting Parity Preferred Stock of any series shall be deemed to have occurred whenever the amount of unpaid accrued dividends upon any series of Voting Parity Preferred Stock shall be equivalent to six quarterly dividends (which, with respect to any series of the FRAPS or similar Voting Parity Preferred Stock, shall be deemed to be dividends in respect of a number of Dividend Periods containing not less than 540 days) or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Voting Parity Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding Dividend Period.
(d)    The consent of the holders of two-thirds of the outstanding Series B FRAPS, given in person or by proxy either in writing or at a meeting or meetings at which the holders of such series of FRAPS shall vote separately as a class, shall be necessary for the authorization, creation or issuance of any shares of any series of Preferred Stock ranking prior to the Series B FRAPS either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or the reclassification of any authorized stock of the Corporation into any such prior shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.
(e)    At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for the election or removal of directors as a single class, the holder of each share of Preferred Stock shall be entitled to one vote for every one dollar ($1.00) of the stated liquidation preference of such share, and the holders of a majority of the aggregate outstanding voting power of the Preferred Stock of all series shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by the Preferred Stock of its designated directors. In order to validate an election or removal of directors by the holders of the Preferred Stock voting as a class, such directors shall be elected or removed by the vote of at least a plurality of the votes cast by the holders of the Preferred Stock present or represented at such meeting. At any such meeting, the election or removal of directors by the holders of the Preferred Stock voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting, and if any stockholders voting as a class shall elect directors, the directors so elected shall be deemed to be the directors of the Corporation unless and until the other stockholders entitled to vote as one or more classes shall elect their directors.
(f)    At all meetings of stockholders at which holders of Series B FRAPS shall be entitled to vote (other than with respect to a vote for directors pursuant to paragraph (e) above) either as a series or together with holders of Preferred Stock of other series as a class, the holder of each share of Series B FRAPS and of such other series of Preferred Stock, if applicable, shall be entitled to one vote for every one dollar ($1.00) of the stated liquidation preference of such share.
7.    Auction Procedures. (a) Certain Definitions. Capitalized terms not defined in this paragraph 7 shall have the respective meanings specified in paragraphs 1 through 6 above. As used in this paragraph 7, the following terms shall have the following meanings, unless the context otherwise requires:
(i)    “Affiliate” shall mean any Person actually known to an authorized officer of the Trust Company to be controlled by, in control of, or under common control with the Corporation; provided, that for purposes of this clause (i), “control” shall not be deemed to exist solely by reason of the direct or indirect ownership of less than 10% of the Common Stock or other voting power of the Corporation.
(ii)    “Agent Member” shall mean (i) a member of the Securities Depository who will act on behalf of a beneficial owner of FRAPS prior to the Restricted Transfer Date and (ii) after the Restricted Transfer Date, such a member who will act on behalf of an Existing Holder or Potential Holder and who is identified in such person's Purchaser's Letter.
(iii)    “Auction” shall mean the periodic operation of the procedures set forth in this paragraph 7.
(iv)    “Auction Date” shall mean the first Business Day preceding the first day of an Action Dividend Period.
(v)    “Available FRAPS” shall have the meaning specified in paragraph 7(d)(i) below.
(vi)    “Bid” shall have the meaning specified in paragraph 7(b)(i) below.
(vii)    “Bidder” shall have the meaning specified in paragraph 7(b)(i) below.
(viii)    “Broker-Dealer” shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 7, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.
(ix)    “Broker-Dealer Agreement” shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 7.
(x)    “FRAPS” shall mean the Series B FRAPS of the Corporation.
(xi)    “Existing Holder”, when used with respect to shares of FRAPS, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such shares of FRAPS in the records of the Trust Company.
(xii)    “Hold Order” shall have the meaning specified in paragraph 7(b)(i) below.
(xiii)    “Maximum Applicable Rate,” at any Auction shall be the percentage of the 60‑day “AA” Composite Commercial Paper Rate on such Auction Date, determined as set forth below based on the prevailing rating of shares of FRAPS in effect at the close of business on such Auction Date:

Prevailing Rating	Percentage
AA/"aa" or above	120%
A/"a"	130%
BBB/"baa"	175%
BB/"its" or Below	225%
For purposes of this definition, the “prevailing rating” of shares of FRAPS shall be (i) AA/“aa” or Above, if shares of FRAPS have a rating of AA‑ or better by Standard & Poor's Corporation or its successor (“S&P”) and “aa3” or better by Moody's Investors Service, Inc., or its successor (“Moody's”), or the equivalent of both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/“aa” or Above, then A/“a” if the shares of FRAPS have a rating of A‑ or better by S&P and “a3” or better by Moody's or the equivalent of both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/“aa” or Above or A/“a”, then BBB/“baa”, if the shares of FRAPS have a rating of BBB‑ or better by S&P and “baa3” or better by Moody's or the equivalent of both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iv) if not AA/”aa” or Above, A/”a” or BBB/”baa”, then BB/”ba” or Below. If either S&P or Moody's shall not make such a rating available, Salomon Brothers Inc or its successor shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.
(xiv)    There is no minimum Applicable Rate.
(xv)    “Order” shall have the meaning specified in paragraph 7(b)(i) below.
(xvi)    “Outstanding” shall mean, as of any date, shares of FRAPS theretofore issued by the Corporation except, without duplication, (A) any shares of FRAPS theretofore canceled or delivered to the Trust Company for cancelation, or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (B) any shares of FRAPS as to which the Corporation or any Affiliate thereof shall be an Existing Holder, (C) any shares of FRAPS represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation and (D) any shares of FRAPS theretofore converted into any other security, except as provided in paragraph 7(f) below.
(xvii)    “Person” shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
(xviii)    “Potential Holder” shall mean any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of FRAPS (or, in the case of an Existing Holder, additional shares of FRAPS).

(xix)    “Purchaser's Letter” shall mean a letter addressed to the Corporation, the Trust Company and a Broker-Dealer in which a Person agrees to, among other things, offer to purchase, purchase, offer to sell and/or sell shares of FRAPS as set forth in this paragraph 7.
(xx)    “Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of FRAPS.
(xxi)    “Sell Order” shall have the meaning specified in paragraph 7(b)(i) below.
(xxii)    “Submission Deadline” shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.
(xxiii)    “Submitted Bid” shall have the meaning specified in paragraph 7(d)(i) below.
(xxiv)    “Submitted Hold Order” shall have the meaning specified in paragraph in paragraph 7(d)(i) below.
(xxv)    “Submitted Order” shall have the meaning specified in paragraph 7(d)(i) below.
(xxvi)    “Submitted Sell Order” shall have the meaning specified in paragraph 7(d)(i) below
(xxvii)    “Sufficient Clearing Bids” shall have the meaning specified in paragraph 7(d)(i) below.
(xxviii)    “Units” means units consisting of 1,000 shares of FRAPS.
(xxix)    “Winning Bid Rate” shall have the meaning specified in paragraph 7(d)(i) below.
(b)    Orders by Existing Holders and Potential Holders. (i) On or prior to each Auction Date:

(A)    each Existing Holder may submit to a Broker-Dealer information as to:
(1)    the number of Outstanding shares, if any, of FRAPS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;
(2)    the number of Outstanding shares, if any, of FRAPS held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

(3)    the number of Outstanding shares, if any, of FRAPS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and
(B)    each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding shares, if any, of FRAPS which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.
For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) of this paragraph 7(b)(i) is hereinafter referred to as an “Order” and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a “Bidder”, an Order containing the information referred to in clause (A)(1) of this paragraph 7(b)(i) is hereinafter referred to as a “Hold Order”; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 7(b)(i) is hereinafter referred to as a “Bid”; and an Order containing the information referred to in clause (A)(3) of this paragraph 7(b)(i) is hereinafter referred to as a “Sell Order.”
(ii)    (A) A bid by an Existing Holder shall constitute an irrevocable offer to sell:
(1)    the number of Outstanding shares of FRAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein; or
(2)    such number or a lesser number of Outstanding shares of FRAPS determined as set forth in paragraph 7(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to such specified rate; or
(3)    a lesser number of Outstanding shares of FRAPS to be determined as set forth in paragraph 7(e)(ii)(C) if such specified rate shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.
(B)    A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell;
(1)    the number of Outstanding shares of FRAPS specified in such Sell Order; or
(2)    such number or a lesser number of Outstanding     shares of FRAPS as set forth in paragraph 7(e)(ii)(C) if Sufficient Clearing     Bids do not exist.
(C)    A Bid by a Potential Holder shall constitute an irrevocable offer to purchase;
(1)    the number of Outstanding shares of FRAPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

(2)    such number or a lesser number of Outstanding shares of FRAPS as set forth in paragraph 7(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to such specified rate.
(c)    Submission of Orders by Broker-Dealers to Trust Company. (i) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order;
(A)    the name of the Bidder placing such Order;
(B)    the aggregate number of Outstanding shares of FRAPS that are the subject of such Order;
(C)    to the extent that such Bidder is an Existing Holder:
(1)    the number of Outstanding shares, if any, of FRAPS subject to any Hold order placed by such Existing Holder;
(2)    the number of Outstanding shares, if any, of FRAPS subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and
(3)    the number of Outstanding shares, if any, of FRAPS subject to any Sell Order placed by such Existing Holder;
(D)    to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.
(ii)    If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one-thousandth (.001) of 1%.
(iii)    If an Order or Orders covering all of the Outstanding shares of FRAPS is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted covering the number of Outstanding shares of FRAPS not subject to Orders submitted to the Trust Company.
(iv)    If one or more Orders covering in the aggregate more than the number of Outstanding shares of FRAPS held by an Existing Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:
(A)    any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of FRAPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of FRAPS subject to such Hold Orders exceeds the number of Outstanding shares of FRAPS held by such Existing Holder, the number of shares of FRAPS subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of FRAPS held by such Existing Holder;

(B)(1) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of FRAPS held by such Existing Holder over the number of shares of FRAPS subject to Hold Orders referred to in paragraph 7(c)(iv)(A);
(2)    subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of FRAPS subject to such Bids is greater than such excess, the number of Outstanding shares of FRAPS subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of Outstanding shares of FRAPS equal to such excess, and
(3)    subject to clause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of such Outstanding shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and
(C)    any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of FRAPS held by such Existing Holder over the number of Outstanding shares of FRAPS subject to Hold Orders referred to in paragraph 7(c)(iv)(A) and Bids referred to in paragraph 7(c)(iv)(B).
(v)    If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and shares of FRAPS therein specified.
(vi)    Orders by Existing Holders and Potential Holders must specify numbers of shares of FRAPS in whole Units. Any Order that specifies a number of shares of FRAPS other than in whole Units will be invalid and will not be considered a Submitted Order for purposes of an Auction.
(d)    Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. i) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order”, as the case may be, or as a “Submitted Order”) and shall determine:
(A)    the excess of the total number of Outstanding shares of FRAPS over the number of Outstanding shares of FRAPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the “Available FRAPS”);
(B)    from the Submitted Orders whether:
(1)    the number of Outstanding shares of FRAPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:
(2)    [a] the number of outstanding shares of FRAPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate, and

[b] the number of Outstanding shares of FRAPS that are subject to Submitted Sell Orders
(if such excess or such equality exists (other than because the number of Outstanding shares of FRAPS in clauses [a] and [b] above are each zero because all the Outstanding shares of FRAPS are the subject of Submitted Hold Orders ), such Submitted Bids in clause (1) above being hereinafter referred to collectively as “Sufficient Clearing Bids”); and
(C)    if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the “Winning Bid Rate”), which if:
(1)    each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of FRAPS that are the subject of such Submitted Bids, and
(2)    each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the shares of FRAPS that are the subject of such Submitted Bids;
would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate being at least equal to the Available FRAPS.
(ii)    Promptly after the Trust Company has made the determinations pursuant to paragraph 7(d)(i), the Trust Company shall advise the Corporation of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:
(A)    if sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;
(B)    if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Shares of FRAPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend period shall be equal to the Maximum Applicable Rate; or
(C)    if all of the Outstanding shares of FRAPS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the 60-day “AA” Composite Commercial Paper Rate in effect on the day of such Auction.
(e)    Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 7(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:
(i)    If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 7(e)(ii) and 7(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

(A)    the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of FRAPS that are the subject of such Submitted Bid;
(B)    the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of FRAPS that are the subject of such Submitted Bid;
(C)    the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;
(D)    the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of FRAPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of FRAPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of FRAPS (“remaining shares”) equal to the excess of the Available FRAPS over the number of Outstanding shares of FRAPS subject to Submitted Bids described in paragraphs 7(e)(i)(B) and 7(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be accepted, an each such Existing Holder shall be required to sell Outstanding shares of FRAPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of FRAPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of FRAPS obtained by multiplying (x) the number of remaining shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of FRAPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of FRAPS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and
(E)    the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of FRAPS obtained by multiplying (x) the difference between the Available FRAPS and the number of outstanding shares of FRAPS subject to Submitted Bids described in paragraphs 7(e)(i)(B), 7(e)(i)(C) and 7(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of FRAPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of FRAPS subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.
(ii)    If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of FRAPS are subject to Submitted Hold Orders), subject to the provisions of paragraphs 7(e)(iii) and 7(e)(iv), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:
(A)    the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of FRAPS that are the subject of such Submitted Bid.

(B)    the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of FRAPS that are the subject of such Submitted Bid; and
(C)    the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of FRAPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of FRAPS obtained by multiplying (x) the difference between the Available FRAPS and the aggregate number of Outstanding shares of FRAPS subject to Submitted Bids described in paragraphs 7(e)(ii)(A) and 7(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of FRAPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Shares of FRAPS subject to all such Submitted Bids and Submitted Sell Orders.
(iii)    If, as a result of the procedures described in paragraph 7(e)(i) or 7(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Unit of FRAPS on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Units of FRAPS to the purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Outstanding Units purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole units of FRAPS.
(iv)    If, as a result of the procedures described in paragraph 7(e)(i), any Potential Holder would be entitled or required to purchase less than a whole Unit of FRAPS on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate Units for purchase among Potential Holders so that only whole Units of FRAPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of FRAPS on such Auction Date.
(v)    Based on the results of each Auction, the Trust Company shall determine the aggregate number of Outstanding shares of FRAPS to be purchased and the aggregate number of Outstanding shares of FRAPS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of FRAPS.
(f)    Miscellaneous. The Board of Directors or any duly designated committee thereof may interpret the provisions of this paragraph 7 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of FRAPS. An Existing Holder (A) may sell, transfer or otherwise dispose of shares of FRAPS at any time prior to the date of the first Auction, and thereafter only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 7 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a

Purchaser's Letter to the Trust Company, provided, provided that in the case of all transfers on or after the Restricted Transfer Date other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer and (B) shall have the ownership of the shares of FRAPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Corporation not any Affiliate shall submit an Order in an Auction. All of the Outstanding FRAPS shall be represented by a certificate registered in the name of the Securities Depository. In the event that any Existing Holder shall, at any time prior to 9:30 a.m., New York City time, on the Business Day prior to any Auction, have delivered to the Trust Company a request to convert shares of FRAPS but shall have failed by such time to make a “free” delivery of such shares to the Trust Company, as required by the conversion procedures described herein, then, solely for the purpose of conducting such Auction, such shares of FRAPS shall be deemed to be Outstanding and held by such Existing Holder on the applicable Auction Date and such Existing Holder shall be deemed to have submitted a Hold Order for such shares in connection with such Auction, regardless of any previous Order delivered with respect to such shares and regardless of whether such shares are in fact converted into shares of Common Stock on or prior to such Auction.
(g)    Headings of Subdivisions. The headings of the various subdivisions of this paragraph 7 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
IN WITNESS WHEREOF, the Corporation has caused this Statement to be executed in its name by the undersigned, thereunto duly authorized, this 16th day of May, 1990.

[SEAL]                        RYDER SYSTEM, INC.,
BY: /s/ M. Anthony Burns
President

/s/ Jeffrey J. Murphy
Secretary

STATE OF FLORIDA,    )
)    ss:
COUNTY OF DADE,        )

On this day personally appeared before me M. Anthony Burns, President, and Jeffrey J. Murphy, Secretary, of RYDER SYSTEM, INC., a Florida corporation, and acknowledged that they executed the above and foregoing Statement of Resolution Establishing Fixed Rate Auction Preferred Stock, Series A, as officers for and on behalf of said corporation after having been duly authorized so to do.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal at the county and state aforesaid, this 16th day of May, 1990.

                            /s/Janice Johnson
NOTARY PUBLIC
State of Florida at Large

My commission Expires:

ARTICLES OF AMENDMENT
STATEMENT OF RESOLUTION ESTABLISHING THE
CUMULATIVE PREFERRED STOCK, SERIES C
OF
RYDER SYSTEM, INC.

Pursuant to the provisions of Section 607.0602 of the Florida Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series within the class of its preferred stock, without par value (the “Preferred Stock”), and fixing and determining the relative rights and preferences thereof:
1. The name of the corporation is Ryder System, Inc. (the “Corporation”).
2. The following resolutions, establishing and designating a series of Preferred Stock, and fixing and determining the relative rights and preferences thereof, were duly adopted by the Board of Directors of the Corporation on March 8, 1996:
RESOLVED, that pursuant to the authority expressly granted to the Board of Directors by the provisions of Article III of the Restated Articles of Incorporation, as amended, of the Corporation, the Board of Directors hereby establishes a series of Preferred Stock of the Corporation, without par value, designated as Cumulative Preferred Stock, Series C (hereinafter referred to as the “Series C Preferred Stock”), consisting of 900,000 shares of Series C Preferred Stock, which the Corporation has authority to issue.
FURTHER RESOLVED, that the designations, preferences and relative, optional or other special rights of the Series C Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:
1.    Designation and Amount. The shares of such series shall be designated as the “Cumulative Preferred Stock, Series C” (the “Series C Preferred Stock”) and the number of shares constituting such series shall be 900,000 (which number may be increased or decreased by the Board of Directors without a vote of shareholders).
2.    Dividends and Distributions.
(a)    The holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock, par value $.50 per share, of the Corporation (the “Common Stock”) and of any other stock ranking junior to the Series C Preferred Stock as to payment of dividends shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, quarterly dividends payable in cash in March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend

Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after March 18, 1996 pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a divided in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b)    The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
3.    Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:
(a)    Subject to the provision for adjustment hereinafter set forth, the holder of a whole or fractional share of Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, on the basis of 100 votes for each share. In the event the Corporation shall at any time after March 18, 1996 pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b)    So long as any shares of Series C Preferred Stock are outstanding, and unless the vote or consent of a greater number of shares of such series shall then be required by law, the consent of the holders of a majority of the shares of Series C Preferred Stock at the time outstanding, voting separately as a class, shall be necessary to approve a voluntary dissolution of the Corporation.
(c)    Except as otherwise provided herein or in the Restated Articles of Incorporation of the Corporation, as amended, or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.
(d)    Except as otherwise provided herein or in the Restated Articles of Incorporation of the Corporation, as amended, or by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
4.    Certain Restrictions.
(a)    Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i)    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;
(ii)    declare or pay dividends on or make any other distribution on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all stock ranking on a parity with the Series C Preferred Stock as to dividends and on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

(iv)    purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
5.    Redemption.
(a)    The shares of Series C Preferred Stock shall be redeemable, at the option of the Board of Directors of the Corporation, in whole but not in part, out of funds legally available therefor, upon mailing Notice of Redemption pursuant to paragraph (b) of this Section 5 during the following periods:
(i)    any time as there shall be outstanding less that 90,000 shares of Series C Preferred Stock; provided, in the event the Corporation shall at any time after March 18, 1996 pay any dividend on the Series C Preferred Stock payable in shares of Series C Preferred Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Series C Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series C Preferred Stock) into a greater or lesser number of shares of Series C Preferred Stock, then in each such case such number shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Series C Preferred Stock outstanding immediately after such event and the denominator of which is the number of shares of Series C Preferred Stock that were outstanding immediately prior to such event; and provided further, however, that such right of redemption shall not be available during the 90-day period following the first issuance of any share or fraction of a share of Series C Preferred Stock. For purposes of this clause (i), shares of Series C Preferred Stock (A) owned by the Corporation or any of its direct or indirect subsidiaries, or (B) as to which Notice of Redemption pursuant to paragraph (b) of this Section 5 has been duly mailed and a sum sufficient to redeem such shares shall have been deposited with the transfer agent for the Series C Preferred Stock with irrevocable instructions to pay the redemption price to the holders thereof, shall not be considered to be outstanding;
(ii)    during the 90-day period after the date on which the Board of Directors shall have adopted a resolution recommending that the Corporation be dissolved and directing that the question of such dissolution be submitted to a vote of shareholders, at a meeting or otherwise; provided, however, that, unless Notice of Redemption previously has been mailed pursuant to paragraph (b) of this Section 5, such right of redemption shall not be available after the date such dissolution proceedings are abandoned, or the date on which the shareholders of the

Corporation entitled to vote on such matter, so voted (until a subsequent resolution of such kind shall have been adopted);
(iii)    during the 90-day period after the date on which the Board of Directors of the Corporation shall have approved a plan of merger or consolidation of the Corporation with or into any other corporation or the sale of all or substantially all of the assets of the Corporation in exchange for stock or securities of another corporation and directed that the plan or the resolution providing for such sale be submitted to a vote of shareholders at a meeting or otherwise; provided, however, that, unless Notice of Redemption previously has been mailed pursuant to paragraph (b) of this Section 5, such right of redemption shall not be available after the date such merger, consolidation or sale of assets is abandoned, or voting by the shareholders entitled to vote on such matter is completed (until a subsequent resolution of such kind shall have been approved or solicitation of such kind made).
(b)    Whenever shares of Series C Preferred Stock are to be redeemed, the Corporation shall mail a notice (“Notice of Redemption”) by first-class mail, postage prepaid, to each holder of record of shares of Series C Preferred Stock to be redeemed and to the transfer agent for the Series C Preferred Stock. The Notice of Redemption shall be addressed to the holder at the address of the holder appearing on the stock transfer books of the Corporation maintained by the transfer agent for the Series C Preferred Stock. The Notice of Redemption shall include a statement of (i) the redemption date (which shall be not less than 30 days after the mailing of such Notice of Redemption), (ii) the redemption price (to the extent then determinable or, if not then determinable, the manner in which the redemption price will be calculated), (iii) the number of shares of Series C Preferred Stock to be redeemed, (iv) the place or places where shares of the Series C Preferred Stock are to be surrendered for payment of the redemption price, (v) that the dividends on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the provision under which redemption is made. No defect in the Notice of Redemption or in the mailing thereof shall affect the validity of the redemption proceedings, except as required by law. On and after the date on which a Notice of Redemption shall have been mailed as aforesaid and the Corporation shall have deposited with the transfer agent for the Series C Preferred Stock a sum sufficient to redeem the shares of Series C Preferred Stock as to which Notice of Redemption has been given, with irrevocable instructions and authority to pay the redemption price to the holders thereof, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the holders thereof as stockholders of the Corporation by reason of the ownership of such shares (except their right to receive the redemption price thereof, but without interest), shall terminate, and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the transfer agent for the Series C Preferred Stock the interest, if any, on such monies deposited with it and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares so called for redemption shall not have properly surrendered the certificate or certificates for his shares in exchange for the redemption price for such shares within one year after the date of redemption, the transfer agent for the Series C Preferred Stock shall, upon demand, pay over to the Corporation such amount remaining on deposit and the transfer agent for the Series C Preferred Stock shall thereupon be relieved of all responsibility to the holder of such shares and such holder of the shares of the Series C Preferred Stock so called for redemption shall look thereafter only to the Corporation for the payment thereof.
(c)    Each share of the Series C Preferred Stock to be redeemed pursuant to paragraph (a) of this Section 5 shall be redeemed at a redemption price equal to, subject to the provision for adjustment hereinafter set forth, 100 times the “current per share market price” of the Common Stock on the date of the mailing of the Notice of Redemption or, if later (in the case of a redemption made pursuant to clause (ii) or (iii) of paragraph (a) of this Section 5), on the tenth business day following the date of the adoption or approval of the Board of Directors referred to in said clause (ii) or (iii), and there shall also be paid with respect to each such share which is redeemed an amount equal to accrued and unpaid dividends on such share (whether or not earned or declared) to the redemption date. In the event the Corporation shall at any time after March 18, 1996 pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
The “current per share market price” on any date shall be deemed to be the average of the closing price per share of such Common Stock for the five consecutive Trading Days (or such lesser number of Trading Days within such period, being at least one, for which there shall be a closing price as defined herein) preceding the second Trading Day prior to that date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

(d)    Except as set forth under Section 4 of this Statement and except as set forth above with respect to redemptions, nothing contained in this Statement shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of Series C Preferred Stock in privately negotiated transactions or in the over-the-counter market or otherwise.
6.    Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of any series of Preferred Stock (including without limitation the Series C Preferred Stock), subject to the conditions and restrictions on issuance set forth in the Restated Articles of Incorporation of the Corporation, as amended.
7.    Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior upon liquidation, dissolution or winding up to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series C Preferred Stock, except a distribution made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
8.    Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after March 18, 1996 pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
9.    Rank. The Series C Preferred Stock shall rank on a parity with all other series of the Corporation's Preferred Stock outstanding as of March 18, 1996, as to the payment of dividends and upon liquidation, dissolution or winding up of the Corporation.
10.    Amendment. The Restated Articles of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this statement to be executed in its name by the undersigned, there unto duly authorized, this 5th day of April, 1996.

(SEAL)                    RYDER SYSTEM, INC.

By: /s/ M. Anthony Burns
Chairman of the Board, President
and Chief Executive Officer

                    By: /s/ H. Judith Chozlanin
Secretary

STATE OF FLORIDA        )
) SS:
COUNTY OF DADE        )

On this day personally appeared before me M. Anthony Burns, Chairman of the Board, President and Chief Executive Officer, and H. Judith Chozlanin, Secretary, of RYDER SYSTEM, INC., a Florida corporation, and acknowledged that they executed the above and foregoing Amended and Restated Statement of Resolution Establishing the Cumulative Preferred Stock, Series C, as officers for and on behalf of said corporation after having been duly authorized so to do.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal at the county and state aforesaid, this 5th day of April, 1996.

/s/ Lourdes Balomares
NOTARY PUBLIC
State of Florida at Large

My Commission Expires: